As filed with the Securities and Exchange Commission on October 22, 1997
                                              Registration No. 333-33181
-----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                         _____________________________
                                AMENDMENT NO. 1
                                     TO
                                  FORM S-3
                            REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933
                          ____________________________

                             AID AUTO STORES, INC.
             ----------------------------------------------------
            (Exact name of Registrant as Specified in Its Charter)

                                  DELAWARE
         ------------------------------------------------------------
        (State or Other Jurisdiction of Incorporation or Organization)

                                11-2254654
                    ----------------------------------
                   (I.R.S. Employer Identification No.)

                           275 Grand Boulevard
                      Westbury, New York  11590-0281
    ---------------------------------------------------------------------
   (Address, Including Zip Code, and Telephone Number, Including Area Code
                 of Registrant's Principal Executive Offices)

                           PHILIP L. STEPHEN
                          275 Grand Boulevard
                      Westbury, New York 11590-0281
                             (516) 338-7889
        ------------------------------------------------------------------
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)
                          ____________________________

      Copies of all communications, including all communications sent to the agent for serice, should be sent to:
                                GART T. MOOMJIAN, ESQ.
                                 Breslow & Walker, LLP
                                   767 Third Avenue
                               New York, New York 10017
                                    (212) 832-1930
                             ____________________________
           Approximate date of commencement of proposed sale to the public:
           As soon as practicable after this Registration Statement becomes effective.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or Interest reinvestment plans, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]


       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             ____________________________

       Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus which is a part of this Registration Statement shall relate to, among other securities, certain of the Warrants and shares of Common Stock, par value
$.001 per share, previously registered under Registration Statement on Form SB-2 (No. 33-89190).

                            CALCULATION OF REGISTRATION FEE
==============================================================================

                                                       Proposed
                                          Proposed      Maximum
                              Amount      Offering     Aggregate   Amount of
  Title of Each Class of      to be       Price per    Offering   Registration
Security to be Registered   Registered    Security      Price        Fee
-------------------------   ----------   ---------    ----------  ------------
Common Stock, par value
$.001 per share (1)         2,070,000      $4.00      $8,280,000       *
------------------------------------------------------------------------------
Common Stock, par value
$.001 per share (2)           180,000      $7.90      $1,422,000       *
------------------------------------------------------------------------------
Warrants, each to purchase
one share of Common Stock(2)  180,000      $.158      $   28,440       *
------------------------------------------------------------------------------
Common Stock, par value
$.001 per share (3)           180,000      $6.60      $1,188,000       *
------------------------------------------------------------------------------
Common Stock, par value
$.001 per share (4)           157,596      $2.81 (5)  $  442,845     $134.20
------------------------------------------------------------------------------
Common Stock, par value
$.001 per share (6)           250,000      $2.81 (5)   $ 702,500     $212.88
------------------------------------------------------------------------------
Common Stock, par value
$.001 per share (7)            75,000      $2.34 (8)   $ 175,500     $ 53.18
------------------------------------------------------------------------------
Fee Previously Paid................................................. $347.08
Amount Owed......................................................... $ 53.18
==============================================================================

*Filing fee not required. Previously registered and included herein pursuant to Rule 429.

(1) Issuable upon exercise of publicly traded redeemable Warrants.

(2) Issuable upon exercise of the Underwriter's Warrants. This Registration Statement also relates to the resale of these securities by the holders thereof or their transferees.

(3) Issuable upon exercise of the warrants underlying the Underwriter's Warrants. This Registration Statement also relates to the resale of these securities by the holders thereof or their transferees.

(4) Represents shares of restricted Common Stock to be registered pursuant to a certain registration rights agreement.

(5) Represents the average of the bid and asked prices as quoted on Nasdaq on August 4, 1997. Estimated solely for the purpose of calculating the filing fee, which fee was paid in connection with the previous filing.

(6) Represents shares of Common Stock underlying warrants issued to a consultant to the Company and relates to the resale of the shares by the holder thereof or its transferees.

(7) Represents shares of Common Stock underlying warrants issued to a financial advisor to the Company and relates to the resale of the shares by the holder thereof or its transferees.

(8) Represents the average of the bid and asked prices as quoted on Nasdaq on October 17, 1997, estimated solely for the purpose of calculating the filing fee.

Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also relates to such additional indeterminate number of shares of Common Stock as may become issuable by reason of stock splits, dividends and similar adjustments, in accordance with the antidilution provisions of the various warrants.

                             AID AUTO STORES, INC.

                            Cross Reference Sheet

               Pursuant to Item 501(b) of Regulation S-K
             Under the Securities Act of 1933, as amended


Item in Form S-3                                    Location in Prospectus
----------------                                    ----------------------
1.  Forepart of Registration Statement             Outside Front Cover Page
    and Outside Front Cover of Prospectus.......   of Prospectus

2.  Inside Front and Outside Back Cover            Inside Front and Outside Back
    Pages of Prospectus.........................   Cover Pages of Prospectus

3.  Summary Information, Risk Factors and          The Company;
    Ratio of Earnings to Fixed Charges..........   The Offering; Risk Factors

4.  Use of Proceeds Use of Proceeds.............   Use of Proceeds

                                                   Outside Front Cover Page
5.  Determination of Offering Price.............   of Prospectus

6.  Dilution ...................................   Dilution

7.  Selling Security-Holders....................   Selling Stockholders

8.  Plan of Distribution........................   Plan of Distribution

9.  Description of Securities to be Registered..   Inapplicable

10. Interests of Named Experts and Counsel......   Legal Matters; Experts

                                                   Documents Incorporated By
11. Material Changes............................   Reference

12. Incorporation of Certain Information           Documents Incorporated By
    By Reference................................   Reference

13. Disclosure of Commission Position on
    IndemnificationFor Securities Act
    Liabilities ................................   Inapplicable

                Subject to Completion, Dated October 22, 1997
                          AID AUTO STORES, INC.
                    2,912,596 Shares of Common Stock and
                      Redeemable Warrants to Purchase
                      180,000 Shares of Common Stock
                         ________________________
This Prospectus covers up to 2,070,000 shares of common stock, par value $.001 per share ("Common Stock"), of Aid Auto Stores, Inc. (the "Company"), issuable upon exercise of publicly-traded redeemable warrants of the Company (the "Warrants"). Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $4.00, subject to adjustment in certain circumstances, at any time through and including April 10, 1998. The Warrants are redeemable by the Company, upon the consent of Whale Securities Co., L.P. ("Whale"), the underwriter of the Company's initial public offering of securities in April 1995 (the "Initial Public Offering"), at any time, upon notice of not less than 30 days, at a price of $.10 per Warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day on which the Company gives notice has been at least 150% (currently $6.00, subject to adjustment) of the then effective price of the Warrants.

This Prospectus also relates to 180,000 shares of Common Stock and 180,000 warrants (the "Whale Warrants") underlying warrants (the "Underwriter's Warrants") issued to Whale in connection with the Initial Public Offering, as well as 180,000 shares of Common Stock underlying the Whale Warrants. The Underwriter's Warrants to purchase Common Stock are exercisable, subject to adjustment, at $7.90 per share, and the Underwriter's Warrants to purchase the Whale Warrants are exercisable at $.158 per Warrant. The Whale Warrants are generally on the same terms as the Warrants, except that the exercise price is $6.60 per share.

This Prospectus also relates to 157,596 shares of Common Stock issued to Werner S. Neuburger in connection with the acquisition by the Company of certain auto parts stores in December 1995 which are being registered herewith pursuant to the terms of a Registration Rights Agreement, dated December 15, 1995.

This Prospectus also relates to 250,000 shares of Common Stock underlying warrants issued to Parker Bromley, Ltd. (formerly known as Rockefeller Securities Group, Inc.) (the "Bromley Warrants"), in connection with a Consulting Agreement, dated December 12, 1996, between Rockefeller Securities Group, Inc. and the Company, which shares are being registered for resale herewith pursuant to the terms of the Consulting Agreement. The Bromley Warrants are exercisable at $2.3125 per share of Common Stock, subject to adjustment, through June 11, 1998.

This Prospectus also relates to 75,000 shares of Common Stock underlying warrants issued to Tradewell Financial Group, LLC, an affiliate of Josephthal Lyon & Ross Incorporated (the "Josephthal Warrants"), in connection with a Financial Advisory and Investment Banking Agreement, dated September 12, 1997, between Josephthal Lyon & Ross Incorporated and the Company, which shares are being registered for resale herewith pursuant to a Warrant Agreement between Tradewell Financial Group, LLC and the Company. The Josephthal Warrants are exercisable at $2.38 per share of Common stock, subject to adjustment, through September 12, 2002.

The shares of Common Stock issuable upon exercise of the Underwriter's Warrants, Whale Warrants, Bromley Warrants and Josephthal Warrants may be sold from time to time by Whale or by its transferees. See "Plan of Distribution."

The Common Stock and Warrants are quoted on the Nasdaq Small-Cap Market ("Nasdaq") under the symbols "AIDA" and "AIDAW," respectively, and listed on the Boston Stock Exchange under the symbols "AID" and "AIDW", respectively. On October 17, 1997 the closing sales price of the Common Stock and Warrants, as reported by Nasdaq, was $2.25 and $.28125, respectively.


THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF
RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" COMMENCING ON PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In the event all of the Warrants, Underwriter's Warrants, Whale Warrants and Bromley Warrants are exercised, the proceeds to the Company would be $11,675,065, before deduction of expenses, including legal, accounting and miscellaneous expenses payable by the Company, which are estimated to be $51,000. In addition, a solicitation fee of 5% (up to $414,000) may be payable to Whale in connection with any solicitation in connection with the Warrants. See "Use of Proceeds" and "Plan of Distribution".


The date of this Prospectus is _________, 1997

                           AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or from the Commission's website at http://www.sec.gov, and at the following Regional Offices of the
Commission: Chicago Regional Office, 219 South Dearborn Street, Chicago, Illinois 60604 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock and Warrants are quoted on the Nasdaq Small Cap Market under the symbols AIDA and AIDAW, respectively, and on the Boston Stock Exchange under the symbols AID and AIDW, respectively. Reports and other information concerning the Company may be inspected at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006 or the Boston Stock Exchange, Inc., One Boston Place, Boston, Massachusetts 02105.


                       DOCUMENTS INCORPORATED BY REFERENCE

      The following documents are incorporated by reference herein:

      1. Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 1-13170).

      2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 (Commission File No. 1-13170).

      3. Registration Statement on Form SB-2 (Registration No. 33-89190), declared effective by the Commission on April 10, 1995, as amended.

Each document filed by the Company subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing for such document.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests may be made to Aid Auto Stores, Inc., 275 Grand Boulevard, P.O. Box 281, Westbury, New York 11590, Attn: Mr. Frank Mangano
(516) 338-7889.

                                THE COMPANY
General

Aid Auto Stores, Inc. (the "Company") owns and operates, and franchises, retail automotive parts and accessories stores under the name Aid Auto Stores. These stores sell an extensive variety of name-brand automotive parts, accessories and chemicals, as well as an assortment of products marketed under the "Aid" brand (the "Aid Mark"), and also under the "Perfect Choice" brand to both do-it-yourself ("DIY") and commercial customers. At September 30, 1997, there were 22 Company- owned and 29 franchisee-owned Aid Auto Stores. Through 1995, the Company had derived the majority of its revenues from the wholesale sale of automotive products to its franchisees and, through its wholly-owned subsidiary, Ames Automotive Warehouse, Inc. ("Ames"), to hundreds of non-automotive chain stores and independent jobbers and installers in New York, New Jersey and Connecticut. However, in 1996, the Company derived approximately 62% of its operating revenues from its Company-owned retail automotive stores, in contrast to only 20% in 1995. Aid Auto Stores have operated for more than 40 years and the Company believes that the Aid Auto name is widely recognized by consumers in the New York metropolitan area. The Company is seeking to capitalize on such name recognition, as well as its expertise and operating history, warehouse distribution channels and vendor relationships, to become the dominant automotive aftermarket parts distributor and retailer in the Northeast.

The focus of the Company's growth strategy is a Company-owned mini warehouse Superstore program, which program was instituted in 1995 following the completion of the Initial Public Offering in April 1995. As of September 30, 1997, the Company has opened eight new Company-owned Superstores. In addition, on December 15, 1995, the Company acquired ten franchised Aid Auto Stores located in Long Island, New York. Following the acquisition, the Company commenced converting up to nine of the ten stores into Aid Auto Superstores. Five of these stores have been converted and reopened as Superstores, four of the five remaining stores have, to date, implemented the Superstore advertising, inventory and merchandising program. Each Superstore enables consumers and businesses to buy quality automotive products from a large inventory at the lowest possible prices and to do so in a convenient and informed manner. The Company intends to continue such growth by means of opening additional Company-owned Superstores and/or by acquiring other companies, including Aid Auto franchises, having automotive parts and accessories retail services. The Company will need to seek additional debt or equity financing to fund the continuing cost of this program.

The Company was originally formed in New York in 1953 and became a Delaware corporation in 1971. The Company's executive offices are located at 275 Grand Boulevard, Westbury, New York 11590 and its telephone number is (516) 338-7889. Unless the context otherwise requires, all reference to the Company include its wholly-owned subsidiaries, Aid Flatlands Avenue, Inc., Ames Automotive Warehouse, Inc., Aid 1715 Flatbush, Inc., White Plains Aid, Inc., Bellmore Aid Inc., Bethpage Superstore Aid Auto, Inc., North Babylon Superstore Aid Auto, Inc. and Perfect Choice(TM) Automotive Products, Inc.

                                   THE OFFERING

Securities Offered:...........  2,070,000 shares of Common Stock issuable upon exercise of the Warrants; 180,000 shares of Common Stock(1) and 180,000 Whale Warrants(1) underlying the Underwriter's Warrants, as well as 180,000 shares of Common Stock(1) underlying the 180,000 Whale Warrants; 157,596 shares of Common Stock owned by Werner S. Neuburger; 250,000 shares of Common Stock underlying the Bromley Warrants(1) and 75,000 shares of Common Stock underlying the Josephthal Warrants.(1)

Shares of Common Stock Outstanding

   Before Offering...........  3,957,596 (2)

   After Offering............  6,712,596 (2)(3)

Redeemable Warrants..........  Each Warrant entitles the holder thereof to purchase one share of Common Stock through April 10, 1998 at a price of $4.00, subject to adjustment in certain circumstances. The Warrants are subject to redemption by the Company upon the consent of Whale, at any time upon notice of not less than 30 days, at a price of $.10 per Warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day on which the Company gives notice has been at least 150% (currently $6.00, subject to adjustment) of the then effective exercise price of the Warrants. The Warrants will be exercisable until the close of business on the date fixed for redemption.

Whale Warrants...............  The Whale Warrants are generally on the same terms as the Warrants, except that the exercise price is $6.60 per share.

Bromley Warrants.............  The Bromley Warrants entitle the holders thereof to purchase one share of Common Stock through June 11, 1998 at a price of $2.3125, subject to adjustment in certain circumstances. The Bromley Warrants are not subject to redemption by the Company.

Josephthal Warrants..........  The Josephthal Warrants entitle the holders thereof to purchase one share of Common Stock through September 12, 2002 at a price of $2.38, subject to adjustment in certain circumstances. The Josephthal Warrants are not subject to redemption by the Company.

Estimated Net Proceeds.......  $11,215,065.  The Company will realize proceeds upon the exercise of the Warrants registered hereunder. However, there can be no assurance that any of the Warrants will be exercised, as the current market price of the Common Stock is approximately $2.25 and the exercise prices per share of the Warrants, the Underwriter's Warrants to purchase Common Stock and the Whale Warrants are $4.00, $7.90 and $6.60, respectively.


Use of Proceeds..............  Opening of new Superstores, marketing and advertising, and working capital and general corporate purposes. See "Use of Proceeds."

Risk Factors.................  Investment in the securities offered hereby involves a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risk factors include, without limitation, the uncertainty of the Superstore growth strategy, the limited income from operations in 1996, and losses from operations in 1995 and the first quarter of 1997, the need for additional financing and the significant amount of outstanding indebtedness. See "Risk Factors" and "Dilution."

NASDAQ Symbols...............  Common Stock - AIDA
                               Warrants - AIDAW

Boston Exchange Symbols......  Common Stock - AID
                               Warrants - AIDW
_________________
(1) This Prospectus also relates to the resale of these securities by the holders thereof or their transferees.

(2) Does not include an aggregate of 400,000 shares of Common Stock issuable under the Company's 1995 Stock Option Plan.

(3) Assumes the exercise of all of the Warrants, Underwriter's Warrants, Whale Warrants, Bromley Warrants and Josephthal Warrants.

                               RISK FACTORS


The following factors, in addition to those discussed elsewhere in this Prospectus, should be carefully considered in evaluating the Company and its business.

 1. Uncertainty of Superstore Growth Strategy. In April 1995, the Company completed its Initial Public Offering, allocating a majority of the proceeds therefrom for implementing its mini warehouse Superstore growth strategy. Historically, Aid Auto Stores have been predominantly owned and operated by independent franchisees and the Company has limited experience in operating its own stores. Prior to the Initial Public Offering, the Company had no experience in effectuating rapid expansion or in establishing or operating a mini warehouse Superstore style retail chain. The success of the Superstore growth strategy will be dependent upon, among other things, market acceptance of the Company's Superstore concept, the availability of suitable store sites, the timely development and construction of stores, the ability to hire skilled management and other personnel, management's ability to successfully manage growth (including monitoring stores and controlling costs), and the availability of adequate financing or sufficient cash flow from operations to fund its future expansion, of which there can be no assurance. The Company's growth strategy may also be effected by factors not within its control, such as increased competition, future downturns in the economy, changes in the automotive market and weather patterns. Moreover, it is possible that the actual costs in establishing the Superstores or the revenues generated from their operation will not correspond to the economic models and projections upon which the Company's Superstore growth program is based. The Company opened its first Superstore in July 1995, and has since opened seven new Superstores. In addition, in December 1995 the Company acquired 10 franchised Aid Auto Stores located in Long Island, New York, and has completed converting five of these stores into Superstores; four of the remaining stores have, to date, implemented the Superstore advertising, inventory and merchandising programs. At September 30, 1997, there were 22 Aid Auto Stores owned and operated by the Company and 29 owned and operated by franchisees. There can be no assurance that the Superstore growth strategy will be successful.

 2. Minimal Income/Losses from Operations; Effect of Superstore Growth Program on Profitability. The Company generated operating revenues of $27,393,678, $20,263,833 and $24,182,096 during the years ended December 31, 1996, 1995 and
1994, respectively. For 1996, the Company had net income of $30,364. In 1995, the Company had a net loss of $703,881 and in 1994 it had net income of $19,763. For the six months ended June 30, 1997, the Company achieved operating revenues of $12,313,990 and net income of $10,329, as compared to operating revenues of $13,609,681 and a net income of $92,587 for the six months ended June 30, 1996. The Company's operating expenses have increased significantly in connection with the Company's mini warehouse Superstore growth program and, accordingly, the Company's profitability is dependent on corresponding increases in revenues from the Superstore operations, of which there can be no assurance. Moreover, future events, including unanticipated expenses, increased competition, or severe weather could have an adverse effect on the Company's operating margins and results of operations. There can be no assurance that the Company's Superstore growth program will result in an increase in the profitability of the Company's operations.

 3. Need for Additional Financing to Implement Superstore Growth Program. The Company anticipates, based on currently proposed plans and assumptions relating to its operations (including the costs associated with, and the timetable for, its proposed expansion), the Company's working capital, its current loan facility, together with projected cash flow from operations, will be sufficient to satisfy its contemplated cash requirements for at least 12 months (including the contemplated conversion of four of the stores acquired in December 1995 into Superstores, and the opening of at least three Superstore outlets during that period). In the event that the Company's cash flow proves to be insufficient (due to unanticipated expenses, difficulties, problems or otherwise), or the Company determines to open a greater number of Superstores (including by opening new stores and/or by acquisitions), the Company will be required to seek additional financing or curtail such expansion activities. The Company will need to seek additional debt or equity financing, as the Company does not anticipate that its current resources and cash flow from operations will be sufficient to fund the continuing cost of its growth program. To the extent that the Company seeks financing through the issuance of equity securities, any such issuance of equity securities would result in dilution to the interests of the Company's stockholders. Additionally, to the extent that the Company incurs indebtedness to fund increased levels of accounts receivables or to finance the acquisition of capital equipment or issues debt securities to fund the Superstore growth program, the Company will be subject to risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. Other than the Company's existing line of credit, the Company has no current arrangements with respect to, or sources of, additional financing, and it is not anticipated that the Company's current majority stockholder will provide any portion of the Company's future financing requirements or any further personal guarantees. There can be no assurance that any additional financing will be available to the Company on commercially reasonable terms, or at all.

 4. Impact of Superstores on Franchisees. More recent franchise agreements, with respect to 10 of the existing franchised Aid Auto Stores, contain a provision granting the franchisee an exclusive territory of a radius of 1.5 miles from its location, in consideration of the franchisee purchasing annually at least 75% of its inventory from the Company. In 1995 and 1996, none of these franchisees purchased inventory from the Company at such level. Thus, the Company believes that upon notice and failure by the franchisee to cure within the appropriate time period, it will be able to terminate such territorial exclusivity. The Company has not yet given such notice to any franchisee. Notwithstanding the foregoing, the Company intends to select sites for its Superstores in areas that are not served by existing Aid Auto Stores. However, it is possible that the opening of a cluster of Superstores in a target market may reduce the business of existing franchised Aid Auto Stores. While the Company believes that the opening of its Superstores will not violate its franchise agreements or any other laws or regulations, there can be no assurance that an independent franchisee whose business is adversely effected by the Superstore program would not seek to litigate its claims, the defense of which could become costly for the Company and the outcome of which is uncertain.

 5. Significant Outstanding Demand and Other Indebtedness. The Company's operations have been funded in part by the incurrence of significant indebtedness. On September 30, 1997, the Company entered into a $10,000,000 revolving credit facility with Foothill Capital Corporation ("Foothill"),
which, at the Company's option, can be increased to $15,000,000.   Prior to
September 30, 1997, the Company had a $10,000,000 line of credit with General Electric Capital Corp. ("GE Capital"). Of the Company's total indebtedness of $12,239,480 outstanding at June 30, 1997, an aggregate of $7,954,369 was outstanding under the GE Capital line of credit, $1,280,489 was outstanding and evidenced by a promissory note issued in connection with the purchase of 10 Long Island franchised stores, $817,122 was outstanding and evidenced by miscellaneous promissory notes and capital leases and $2,187,500 was outstanding under a promissory note to Philip L. Stephen, Chairman of the Board, Chief Executive Officer and President of the Company. Substantially all of the Company's assets are pledged to Foothill as collateral under the line of credit, and the Company, subject to certain exceptions, is limited or prohibited from merging or consolidating with another corporation or selling all or substantially all of its assets. The Company has used the Foothill line of credit to pay all of its obligations to GE Capital in full. This amount totalled $7,610,639 and included a prepayment penalty of $175,000. The $1,507,396 promissory note issued in connection with the Long Island acquisition, which had an outstanding balance of $1,280,489 at June 30, 1997, is for a period of 10 years, is subordinate to the Company's Foothill indebtedness, and bears interest at the prime rate. The Company's obligation to Mr. Stephen is evidenced by a promissory note, which is subordinated to the Foothill indebtedness. The note bears interest at the same rate as charged by Foothill, payable monthly, with principal payable in quarterly installments through February 1, 2000. The Foothill indebtedness allows the Company to make quarterly principal payments and monthly interest payments so long as prior to and after giving effect to such payments no default has occurred or is continuing or would occur on the Foothill Indebtedness as a result thereof. The note provides for immediate payment thereof upon, among other things, a change in a majority of the continuing directors of the Company (as defined in the note) or a demand by Foothill of payment in full of outstanding Foothill indebtedness.

 6. Competition. The Company competes in both the DIY and commercial portions of the automotive aftermarket business. Within its current market (the New York metropolitan area), the largest share of the DIY market is held by independently owned stores which, while principally selling to wholesale accounts, have significant DIY sales. The Company also competes with other automotive specialty retailing chains such as R&S Strauss, and in certain of its product categories (such as oil and certain car care products) with discount and general merchandise stores. The Company's major competitors in supplying the commercial market include independent warehouse distributors and independently owned parts stores, automobile dealerships and national warehouse distributors and associations such as National Automotive Parts Association (NAPA). The Company may also face competition from large regional automotive aftermarket chains based in other areas of the country, in the event that they enter the Company's market, such as Pep Boys which has recently entered the New York market and opened several stores. Competitors such as R&S Strauss, NAPA and Pep Boys, and some potential competitors, are larger than the Company and have greater financial, marketing, personnel and other resources than the Company.

 7. Dependence on Suppliers. The Company is dependent on close relationships with its suppliers of automotive parts and equipment, and its ability to purchase products directly from these manufacturers at favorable prices and on favorable terms. The Company views its relationships with its suppliers as excellent, and believes that alternative sources exist for most of the products it purchases. However, the Company does not maintain supply contracts with any of its suppliers, and it is possible that the loss of any significant supplier could have a material adverse effect on the Company if not replaced in a timely manner and upon suitable terms. The Company's principal suppliers currently provide the Company with certain incentives such as volume purchasing discounts and cooperative advertising and market development funds, which incentive amounts generally range from between 5% and 10% of the listed purchase prices. A reduction or discontinuance of these incentives could also have a material adverse effect on the Company and its operations.

 8. Dependence on Management and Key Personnel. The Company is dependent upon the services of its senior executives, particularly Philip L. Stephen, who is Chairman of the Board, President and Chief Executive Officer of the Company. Although the Company has obtained a key-man life insurance policy on the life of Mr. Stephen in the amount of $2,000,000 and has entered into an employment contract with Mr. Stephen which expires in April 1998, the loss of his services could have a material adverse impact on the Company. Also, the Company's successful growth will depend upon, among other things, the successful recruiting of other qualified Superstore personnel. There can be no assurance that the Company will be able to retain existing employees or that it will be able to find and retain the other personnel it requires on acceptable terms.

 9. Impact of Seasonality. The Company's business is seasonal primarily as a result of the impact of weather conditions on store sales. Store sales and profits have historically been higher in the second and third quarters (April through September) of each year than in the first and fourth quarters, for which the Company generally achieves only nominal profits or incurs net losses. Weather extremes tend to enhance sales by causing a higher incidence of parts failure and increasing sales of seasonal products. However, extremely severe winter weather or rainy conditions tend to reduce sales by causing deferral of elective maintenance.

 10. Control by Management. Mr. Philip L. Stephen, Chairman of the Board, President and Chief Executive Officer of the Company, owns approximately 50.5% of the currently issued and outstanding Common Stock. Accordingly, Mr. Stephen is in a position to control the Company, including the election of all or a majority of the directors of the Company. Even if some or all of the securities offered hereby are issued, Mr. Stephen would likely maintain effective control of the Company.

 11. Government Regulation. The Company is subject to federal and state laws, rules and regulations that govern the offer and sale of franchises. To offer and sell franchises, the Company is required by the United States Federal Trade Commission to furnish to prospective franchisees a current franchise offering disclosure document. The Company uses a Uniform Franchise Offering Circular ("UFOC") to satisfy this disclosure obligation, which is delivered to each prospective franchisee in its current franchise markets (New York and New Jersey). In addition, the Company is required to register and file a UFOC with the appropriate New York State authority. The Company periodically updates its UFOC to include information about new officers and directors, recent financial information and other material events. In addition to New York, other states require registration, special prescribed disclosure or other compliance before the Company could offer franchises in those jurisdictions. However, the Company has no current plans to offer franchises in any states other than New York and New Jersey, if at all.

 12. Immediate and Substantial Dilution. The sale of the shares offered hereby involves an immediate and substantial dilution between the pro forma net tangible book value per share before and after the offering and the exercise of the Warrants, the Underwriter's Warrants and the Whale Warrants.

 13. No Dividends. The Company has never paid cash dividends on its Common Stock and does not expect to pay cash dividends in the foreseeable future.

 14. Shares Eligible for Future Sale; Registration Rights. The Company currently has 3,957,596 shares of Common Stock outstanding. Of such shares, 2,157,596 are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, all which may be sold at any time without registration pursuant to such rule. No prediction can be made as to the effect, if any, that the sale of such shares of Common Stock or even the availability of such shares for sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock or the Warrants and could impair the Company's ability to raise capital through the sale of its equity securities.

 15. Possible Inability to Exercise Warrants. Although certain exemptions in the securities laws of certain states might permit Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified, the Company will be prevented from issuing Common Stock in such other states upon the exercise of the Warrants unless an exemption from qualification is available or unless the issuance of Common Stock upon exercise of the Warrants is qualified. The Company is under no obligation to seek, and may decide not to seek or may not be able to obtain, qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such a case, the Warrants held will expire and have no value if such Warrants cannot be sold. Accordingly, the market for the Warrants may be limited because of these restrictions. Further, a current prospectus covering the Common Stock issuable upon exercise of the Warrants must be in effect before the Company may accept Warrant exercises. Although the Company has committed to use its best efforts to do so, there can be no assurance that the Company will be able to maintain an appropriate prospectus in effect.

 16. Potential Adverse Effect of Redemption of Warrants. The Warrants may be redeemed by the Company, upon the consent of Whale, at any time upon notice of not less than 30 days, at a price of $.10 per Warrant, provided the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day on which the Company gives notice has been at least 150% (currently $6.00) of the then effective exercise price of the Warrants. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption.

 17. Authorization and Discretionary Issuance of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of 2,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future.

 18. Possible Delisting of Securities from Nasdaq System; Risks Associated with Low-Priced Stocks. The Company's Common Stock is listed on the NASDAQ
System. To remain listed with NASDAQ, companies are required to have not less than $2,000,000 in total assets and $1,000,000 in capital and surplus, which requirements may be raised in the near future. In addition, NASDAQ now requires that all listed companies maintain a per share trading price of $1.00. In the event a company's price per share trades below $1.00 for 30 consecutive days, it has 90 days in which it must trade above $1.00 per share for 10 consecutive days or else it will be subject to delisting procedures. As a result of such delisting, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's securities. In addition, if the Common Stock was to become delisted from trading on Nasdaq and the trading price of the Common Stock were to fall below $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in the Common Stock and Warrants, which could severely limit the liquidity of the Common Stock and Warrants and the ability of purchasers in this offering to sell the Common Stock and Warrants in the secondary market.

  19. Risks Associated with Forward-Looking Statements Included in this Prospectus. This Prospectus contains certain forward-looking statements regarding, among other items, the Company's expansion strategy. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, the Company's future growth and profitability, the ability of the Company to open new retail stores and integrate acquisitions and the effects of general economic conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the bjectives and plans of the Company will be achieved.

                             USE OF PROCEEDS


In the event that all of the Warrants, Underwriter's Warrants, Whale Warrants, Bromley Warrants and Josephthal Warrants are exercised, the net proceeds to the Company pursuant to the offering hereby are estimated at approximately $11,210,065, after deducting the maximum potential solicitation fee (5%) payable to Whale ($414,000) and other expenses estimated at $51,000. However, there can be no assurance that any Warrants will be exercised, as the current market value of the Common Stock is significantly less than the exercise prices of the Warrants, Underwriter's Warrants and Whale Warrants. Such net proceeds, if any, are expected to be expended for the opening of new Superstores, marketing and advertising and working capital and general corporate purposes, approximately as follows:

                                                                Approximate
                                          Approximate          Percentage of
Application of Proceeds                  Dollar Amount          Net Proceeds
-----------------------                  -------------         -------------

Opening of new Superstores (1) ........    $9,000,000                80.3%

Marketing and advertising..............       750,000                 6.7%

Working capital and general corporate
  purposes.............................     1,460,065                13.0%
                                         ------------               ------
        Total..........................  $ 11,210,065               100.0%
                                         ============               ======

--------------------------------------
(1) Represents the estimated costs associated with the opening of approximately 20 new Superstore outlets. Superstore sites may be newly leased or subleased depending on whether the Company is acquiring and constructing on empty space, or acquiring and expanding upon the business and assuming the lease of an existing independent automotive parts store or franchised Aid Auto Store. The Company believes that the cost to open each Superstore will average approximately $450,000, including site selection costs, lease deposits, leasehold improvements or construction costs, acquisition of furniture, fixtures and equipment, opening inventory, and other miscellaneous pre-opening expenses (including salaries, training, promotion and advertising). The Company believes that the opening costs will be approximately the same in the case of a purchase and expansion of an existing store's business. However, all estimates are subject to significant variation.

The foregoing represents the Company's estimate of its use of the net proceeds of this offering based on current planning and business, industry and economic conditions, and the Company's future revenues and expenditures. The proposed application of the net proceeds is subject to changes as market and financial conditions and other opportunities that may be presented to the Company may dictate. The costs required to open the Company's Superstores may vary depending upon such factors as the actual selling space, the amount of rent and security that must be paid in advance (and, in some cases, the purchase price of an existing store's business), and the extent of construction costs and leasehold improvements required to be paid by the Company. Accordingly, in the event the Company's estimates as to the costs required to open and operate stores prove to be inaccurate, the Company may reduce the number of Superstores it proposes to open and/or utilize working capital in addition to the net proceeds of this offering allocated for the store openings.

In the event less than the maximum proceeds are raised, the Company intends to allocate the proceeds to the same uses in the approximate same proportions as if the maximum proceeds were raised.

To the extent that the net proceeds are not immediately required for the purposes described above, they may be invested principally in either U.S. government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments. The Company may also use a substantial portion of these proceeds to temporarily reduce the balance outstanding under the Company's institutional line of credit.

The Company will not receive any of the proceeds from the sale of the Common Stock by the holders of the Common Stock or by the holders who have exercised their warrants.

                            SELLING SECURITY HOLDERS

The following table sets forth the present record and beneficial ownership of securities of the Company owned by the Selling Security Holders as of September 15, 1997.


                                                                   Percentage
                               Percentage of                           of
                               Outstanding             Securities  Outstanding
                   Securities  Shares Owned  Securities    Owned      Shares
Name of Selling    Owned Prior   Before      to be Sold    After   Owned After
Security Holder    to Offering   Offering    in Offering  Offering    Offering
-----------------  -----------  -----------  -----------  --------  -----------

Whale Securities
Co., L.P.          180,000 (1)    4.4%          180,000      0           0

Whale Securities
Co., L.P.          360,000 (2)    8.3%          360,000      0           0

Werner S.
Neuburger          157,596        4.0%          157,596      0           0

Parker Bromley,
Ltd.               250,000 (3)    5.9%          250,000      0           0

Tradewell Financial
Group, LLC          75,000 (4)    1.9%           75,000       0           0
__________________

(1) Represents the Whale Warrants.

(2) Represents 360,000 shares of Common Stock underlying the Underwriter's Warrant and the Whale Warrants. These securities are held in Whale's name for the account of certain employees and equity owners of Whale.

(3) Represents shares of Common Stock underlying the Bromley Warrants.

(4) Represents shares of Common Stock underlying the Josephthal Warrants.


The Selling Security Holders will be entitled to receive all of the proceeds from the future sale of their shares of Common Stock. The Company will not receive any proceeds from the future sale of any of the aforementioned shares by their respective holders.

                             PLAN OF DISTRIBUTION

Of the securities covered by this Prospectus, 180,000 shares of Common Stock and 180,000 Whale Warrants are issuable upon exercise of the Underwriter's Warrants, 250,000 shares of Common Stock are issuable upon exercise of the Bromley Warrants, 75,000 shares of Common Stock issuable upon exercise of the Josephthal Warrants, 2,070,000 shares are issuable upon exercise of the Warrants, and 180,000 are issuable upon exercise of the Whale Warrants. This Prospectus also covers the resale by the holders of the securities underlying the Underwriter's Warrant, Whale Warrants, Bromley Warrants and Josephthal Warrants. From time to time, one or more of the Selling Stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of Common Stock, Underwriter's Warrant, Whale Warrants, Bromley Warrants or Josephthal Warrants, and the pledgees, secured parties or persons to whom such shares have been hypothecated shall, upon foreclosure in the event of default, be deemed to be Selling Stockholders for purposes hereof.

The shares of Common Stock and the Whale Warrants underlying the Underwriter's Warrant, the shares of Common Stock owned by Werner S. Neuburger, and the shares of Common Stock underlying the Bromley Warrants, Josephthal Warrants and Whale Warrants, may be offered for the account of the holder or holders from time to time, as market conditions permit on Nasdaq, or, on the Boston Stock Exchange, or otherwise, through ordinary brokerage transactions, in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The holders may effect such transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the holders and/or the purchasers of the securities for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The aforementioned methods of sale described above may not be all-inclusive.

Any broker-dealer acquiring securities in the over-the-counter market from the holders may sell the securities either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing in the over-the-counter market, at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. Such broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"); any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Any such commissions, as well as other expenses of the holders and applicable transfer taxes, are payable by such parties, as the case may be.

The Company will pay to Whale a fee of 5% of the exercise price of each Warrant exercised provided however, that Whale will not be entitled to receive such compensation if (i) the market price of the Company's Common Stock on the date the Warrant is exercised is lower than the then Warrant exercise price; (ii) the Warrant was held in a discretionary account; (iii) disclosure of compensation arrangements was not made at the time of the exercise of the Warrant; (iv) the holder of the Warrants has not confirmed in writing that Whale solicited such exercise, or (v) the solicitation of exercise of the Warrants was in violation of Regulation M promulgated under the Exchange Act. There are no understandings or agreements between the Company and Whale relating to the solicitation of the Warrants by Whale.

Pursuant to the Underwriting Agreement entered into by the Company and Whale in connection with the Company's Initial Public Offering in April 1995, the Company has agreed to indemnify Whale against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

Legal matters in connection with the securities offered hereby will be passed upon for the Company by Breslow & Walker, LLP, 767 Third Avenue, New York, New York 10017.


                                   EXPERTS

The consolidated financial statements of the Company as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996, are incorporated in this Registration Statement in reliance upon the reports of Grant Thornton, LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.


                           ADDITIONAL INFORMATION

The Company has filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C., a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, for the registration of the securities offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information contained in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected, without charge, at the Office of the Securities and Exchange Commission, or copies of which may be obtained from the Commission in Washington, D.C., upon payment of the requisite fees, or from the Commission's website at http://www.sec.gov. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

===========================================     =============================
No dealer, salesperson, or other person has
been authorized in connection with this
offering to give any information or to make
any representations other than those
contained in this Prospectus.  This
Prospectus does not constitute an offer or a
solicitation in any jurisdiction to anyone to           AID AUTO STORES, INC.
whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus, nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances or the facts herein set forth since the date hereof.




        ___________________________                 2,912,596 shares of Common
                                                       Stock and Redeemable
                                                       Warrants to Purchase
                                                     180,000 shares of Common
                                                             Stock.
                 TABLE OF CONTENTS

                                             Page
                                             ----
Available Information . . . . . . . . . .       2
Documents Incorporated by Reference             2
The Company . . . . . . . . . . . . . . .       3
The Offering. . . . . . . . . . . . . . .       4          ============
Risk Factors. . . . . . . . . . . . . . .       5           PROSPECTUS
Use of Proceeds . . . . . . . . . . . . .      11          ============
Dilution. . . . . . . . . . . . . . . . .      13
Selling Security Holders. . . . . . . . .      14
Plan of Distribution. . . . . . . . . . .      15
Legal Matters . . . . . . . . . . . . . .      16
Experts . . . . . . . . . . . . . . . . .      16
Additional Information. . . . . . . . . .      16




                                                         ___________, 1997

==========================================     ===============================

                                        PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses of the Registrant in connection with the issuance and distribution of the securities being registered hereby are as follows:

Accounting Fees and Expenses. . . . . . . . . . . . . . . . .        $  7,500
Legal fees and expenses . . . . . . . . . . . . . . . . . . .          25,000
Blue Sky filing fees and expenses . . . . . . . . . . . . . .          10,000
Solicitation fee (1). . . . . . . . . . . . . . . . . . . . .         414,000
Miscellaneous Expenses. . . . . . . . . . . . . . . . . . . .           8,500
                                                                     --------
        Total . . . . . . . . . . . . . . . . . . . . . . . .        $465,000
                                                                     ========
________________________
(1)    Represents potential maximum solicitation fee which may be paid to Whale.


Item 15.  Indemnification of Directors and Officers.

      Under Section 145 of the Delaware General Corporation Law the registrant may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance therefor.

      The Company has included in its Certificate of Incorporation pursuant to
Section 102(b)(7) of the Delaware General Corporation Law a provision eliminating the personal liability of directors to the Company or its stockholders for damages for breach of fiduciary duty. The principal effect of this provision in the Company's Certificate of Incorporation is to eliminate potential monetary damage actions against any director for breach of his duties as a director except (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law, which relates to a willful or negligent violation of Section 160 (regarding the illegal purchase or redemption of stock by a corporation) or Section 173 (regarding a corporations illegal declaration or payment of dividends) of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper benefit. This provision does not affect the liability of any director for acts or omissions occurring prior to the date of adoption of this provision.
In addition, Section 145 of the Delaware General Corporation Law empowers a corporation (a) to grant indemnification to any officer or director where it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) to advance to an officer or director the expenses of defending claims upon receipt of his undertaking to repay any amount to which it is later determined he is not entitled. The Company's By-Laws provide that the Company will indemnify and advance expenses of defense to its officers and directors substantially to the full extent authorized by the Delaware General Corporation Law.

      The foregoing statement is subject to the detailed provisions of Sections 102 and 145 of the Delaware General Corporation Law.


Item 16.  Exhibits

        Exhibit
        Number                Documents
       -------                ---------
          4(a)                Form of Warrant*
          4(b)                Form of Underwriter's Warrant*
          4(c)                Form of Whale Warrant*
          4(d)                Form of Bromley Warrant**
          4(e)                Form of Josephthal Warrant
          5                   Opinion of Counsel
         10                   Loan and Security Agreement between the Company
                              and Foothill  Capital Corporation, dated as of
                              September 29, 1997.
         23(a)                Independent Auditors' Consent
         23(b)                Consent of Counsel is contained in the Opinion of
                              Counsel, filed as part hereof as Exhibit 5.

___________________
* Previously filed with the Company's Registration Statement on Form SB-2 (No. 33-89190) declared effective by the Commission on April 10, 1995.

**    Previously filed with the Company's Registration Statement on Form S-3
(No. 333-33181), filed August 8, 1997.


Item 17.  Undertakings.

      The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement, and (iii) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

                                      SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the Town of Hempstead, State of New York, on October 22, 1997.

                                                AID AUTO STORES, INC.



                                          By:   /s/ Philip L. Stephen
                                                -----------------------------
                                                Philip L. Stephen,
                                                President and Chief Executive
                                                 Officer
                                                (Principal Executive Officer)

                                          By:   /s/ Frank Mangano
                                                ----------------------------
                                                Frank Mangano, Chief Financial
                                                 Officer
                                                (Principal Financial and
                                                  Accounting Officer)


      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


        Signature                         Title                 Date
        ---------                         -----                 ----

/s/ Philip L. Stephen                   Director            October 22, 1997
----------------------------
Philip L. Stephen


/s/ Greg M. Stephen                     Director            October 22, 1997
---------------------------
Greg M. Stephen

/s/ Lewis R. Cowan                      Director           Ocotber 22, 1997
---------------------------
Lewis R. Cowan

___________________________             Director           ________ __, 1997
Ira Scott Greenspan


/s/ Leonard Genovese                    Director            October 22, 1997
---------------------------
Leonard Genovese


/s/ Werner S. Neuburger                 Director            October 22, 1997
---------------------------
Werner S. Neuburger

                                                             Exhibit 4(e)

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR
(iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                               EXERCISABLE ON OR BEFORE
                      5:30 P.M. NEW YORK TIME, SEPTEMBER 12, 2002

NO. W-______                                                75,000 Warrants

                                  WARRANT CERTIFICATE

      This Warrant Certificate certifies that Tradewell Financial Group, LLC, or registered assigns, is the registered holder of 75,000 Warrants to purchase initially at any time from September 12, 1997 until 5:30 p. m. New York time on September 12, 2002 (the "Expiration Date"), up to 75,000 fully-paid and non-assessable shares of common stock, $.001 par value per share ("Common Stock"), of AID AUTO STORES, INC. a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $2.38 per share of Common Stock upon surrender of this Warrant Certificate and payment of the applicable Exercise Price at an office or agency of the Company, or due exercise of Section 3.2 of the Warrant Agreement (as hereafter defined), but subject to the conditions set forth herein and in the Investment Banking Agreement dated as of September 12, 1997 between the Company and Josephthal Lyon & Ross Incorporated (the "Warrant Agreement"). Payment of the applicable Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

      No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

      The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

      The Warrant Agreement provides that upon the occurrence of certain events, the then applicable Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the then applicable Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

      Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

      Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

      The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of September 12, 1997

                                                      AID AUTO STORES, INC.

 [SEAL]                                              By: ______________________
                                                            Name:
                                                            Title:
Attest:

______________________________
                , Secretary

                            [FORM OF ELECTION TO PURCHASE]

      The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase: ,

                              /_/ shares of Common Stock;


                                 CHECK APPROPRIATE BOX

and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of ____________,INC. in the amount of $_____________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of ________________________ whose address is _____________________ and that such Certificate be delivered to ____________________ whose address is______________________.

Dated:

                                        Signature ___________________________

                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)


                                        (Insert Social Security or Other
                                        Identifying Number of Holder)

                                 [FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints _____________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:

                    Signature:___________________________

                    (Signature must confirm in all respects to name of holder as specified on the face of the Warrant Certificate.)

           (Insert Social Security or Other Identifying Number of Assignee).

                                                                    Exhibit 5


                                 BRESLOW & WALKER, LLP
                                   767 Third Avenue
                               New York, New York  10017



                                              October 22, 1997



Board of Directors
Aid Auto Stores, Inc.
275 Grand Avenue
Westbury, New York 11590

Gentlemen:

      It is our opinion that the securities being registered with the Securities and Exchange Commission pursuant to the Registration Statement of Aid Auto Stores, Inc. on Amendment No. 1 to Form S-3 will, when sold, be legally issued, fully paid and nonassessable.

      We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal Matters" in the Prospectus constituting part of such Registration Statement.


                                              Very truly yours,

                                          /s/Breslow & Walker, LLP

                                          Breslow & Walker, LLP

                                                             Exhibit 10


          ===========================================================


                            LOAN AND SECURITY AGREEMENT


                                  by and between


             Aid Auto Stores, Inc. and Ames Automotive Warehouse, Inc.


                                        and


                           FOOTHILL CAPITAL CORPORATION


                          Dated as of September 29, 1997


           ========================================================




                                 TABLE OF CONTENTS
                                 -----------------
                                                                    Page(s)
                                                                    -------
1.    DEFINITIONS AND CONSTRUCTION.. . . . . . . . . . . . . . . . . . .   1
      1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.2    Accounting Terms. . . . . . . . . . . . . . . . . . . . . .  16
      1.3    Code. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      1.4    Construction. . . . . . . . . . . . . . . . . . . . . . . .  16
      1.5    Schedules and Exhibits. . . . . . . . . . . . . . . . . . .  17

2.    LOAN AND TERMS OF PAYMENT. . . . . . . . . . . . . . . . . . . . .  17
      2.1    Revolving Advances. . . . . . . . . . . . . . . . . . . . .  17
      2.2    Intentionally Deleted.. . . . . . . . . . . . . . . . . . .  20
      2.3    Term Loan . . . . . . . . . . . . . . . . . . . . . . . . .  20
      2.4    Intentionally Deleted . . . . . . . . . . . . . . . . . . .  21
      2.5    Overadvances. . . . . . . . . . . . . . . . . . . . . . . .  21
      2.6    Interest Rates, Payments, and Calculations. . . . . . . . .  21
      2.7    Collection of Accounts. . . . . . . . . . . . . . . . . . .  22
      2.8    Crediting Payments; Application of Collections. . . . . . .  22
      2.9    Designated Account. . . . . . . . . . . . . . . . . . . . .  23
      2.10   Maintenance of Loan Account; Statements of Obligations. . .  23
      2.11   Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

3.    CONDITIONS; TERM OF AGREEMENT. . . . . . . . . . . . . . . . . . .  24
      3.1    Conditions Precedent to the Initial Advance and the Term
             Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      3.2    Conditions Precedent to all Advances and the Term Loan. . .  26
      3.3    Condition Subsequent. . . . . . . . . . . . . . . . . . . .  27
      3.4    Term; Automatic Renewal.. . . . . . . . . . . . . . . . . .  28
      3.5    Effect of Termination.. . . . . . . . . . . . . . . . . . .  28
      3.6    Early Termination by Borrower.. . . . . . . . . . . . . . .  28
      3.7    Termination Upon Event of Default.. . . . . . . . . . . . .  29

4.    CREATION OF SECURITY INTEREST. . . . . . . . . . . . . . . . . . .  29
      4.1    Grant of Security Interest. . . . . . . . . . . . . . . . .  29
      4.2    Negotiable Collateral.. . . . . . . . . . . . . . . . . . .  29
      4.3    Collection of Accounts, General Intangibles, and Negotiable
             Collateral. . . . . . . . . . . . . . . . . . . . . . . . .  29
      4.4    Delivery of Additional Documentation Required.. . . . . . .  29
      4.5    Power of Attorney.. . . . . . . . . . . . . . . . . . . . .  30
      4.6    Right to Inspect. . . . . . . . . . . . . . . . . . . . . .  30

5.    REPRESENTATIONS AND WARRANTIES.. . . . . . . . . . . . . . . . . .  31
      5.1    No Encumbrances.. . . . . . . . . . . . . . . . . . . . . .  31
      5.2    Eligible Accounts.. . . . . . . . . . . . . . . . . . . . .  31
      5.3    Eligible Inventory. . . . . . . . . . . . . . . . . . . . .  31
      5.4    Equipment . . . . . . . . . . . . . . . . . . . . . . . . .  31
      5.5    Location of Inventory and Equipment.. . . . . . . . . . . .  31
      5.6    Inventory Records.. . . . . . . . . . . . . . . . . . . . .  31
      5.7    Location of Chief Executive Office; FEIN. . . . . . . . . .  31
      5.8    Due Organization and Qualification; Subsidiaries. . . . . .  32
      5.9    Due Authorization; No Conflict. . . . . . . . . . . . . . .  32
      5.10   Litigation. . . . . . . . . . . . . . . . . . . . . . . . .  33
      5.11   No Material Adverse Change. . . . . . . . . . . . . . . . .  33
      5.12   Solvency. . . . . . . . . . . . . . . . . . . . . . . . . .  33
      5.13   Employee Benefits.. . . . . . . . . . . . . . . . . . . . .  34
      5.14   Environmental Condition.. . . . . . . . . . . . . . . . . .  34
      5.15   Franchisees.. . . . . . . . . . . . . . . . . . . . . . . .  34
      5.16   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .  34
      5.17   Borrower Execution of Financing Statements. . . . . . . . .  36

6.    AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . .  37
      6.1    Accounting System.. . . . . . . . . . . . . . . . . . . . .  37
      6.2    Collateral Reporting. . . . . . . . . . . . . . . . . . . .  37
      6.3    Financial Statements, Reports, Certificates.. . . . . . . .  38
      6.4    Tax Returns.. . . . . . . . . . . . . . . . . . . . . . . .  39
      6.5    Intentionally Deleted.. . . . . . . . . . . . . . . . . . .  39
      6.6    Returns.. . . . . . . . . . . . . . . . . . . . . . . . . .  39
      6.7    Title to Equipment. . . . . . . . . . . . . . . . . . . . .  40
      6.8    Maintenance of Equipment. . . . . . . . . . . . . . . . . .  40
      6.9    Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . .  40
      6.10   Insurance.. . . . . . . . . . . . . . . . . . . . . . . . .  40
      6.11   No Setoffs or Counterclaims.. . . . . . . . . . . . . . . .  42
      6.12   Location of Inventory and Equipment.. . . . . . . . . . . .  42
      6.13  Compliance with Laws.. . . . . . . . . . . . . . . . . . . .  42
      6.14   Employee Benefits.. . . . . . . . . . . . . . . . . . . . .  43
      6.15   Leases. . . . . . . . . . . . . . . . . . . . . . . . . . .  43

7.    NEGATIVE COVENANTS. . . . . . . . . . . . . . . . .  . . . . . . .  44
      7.1    Indebtedness. . . . . . . . . . . . . . . . . . . . . . . .  44
      7.2    Liens.. . . . . . . . . . . . . . . . . . . . . . . . . . .  44
      7.3    Restrictions on Fundamental Changes.. . . . . . . . . . . .  44
      7.4    Disposal of Assets. . . . . . . . . . . . . . . . . . . . .  45
      7.5    Change Name.. . . . . . . . . . . . . . . . . . . . . . . .  45
      7.6    Guarantee.. . . . . . . . . . . . . . . . . . . . . . . . .  45
      7.7    Nature of Business. . . . . . . . . . . . . . . . . . . . .  45
      7.8    Prepayments and Amendments. . . . . . . . . . . . . . . . .  45
      7.9    Change of Control.. . . . . . . . . . . . . . . . . . . . .  45
      7.10   Consignments. . . . . . . . . . . . . . . . . . . . . . . .  45
      7.11   Distributions.. . . . . . . . . . . . . . . . . . . . . . .  45
      7.12   Accounting Methods. . . . . . . . . . . . . . . . . . . . .  46
      7.13   Investments.. . . . . . . . . . . . . . . . . . . . . . . .  46
      7.14   Transactions with Affiliates. . . . . . . . . . . . . . . .  46
      7.15   Suspension. . . . . . . . . . . . . . . . . . . . . . . . .  46
      7.16  Intentionally Deleted. . . . . . . . . . . . . . . . . . . .  46
      7.17  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . .  46
      7.18   Change in Location of Chief Executive Office; Inventory and
             Equipment with Bailees. . . . . . . . . . . . . . . . . . .  46
      7.19   No Prohibited Transactions Under ERISA. . . . . . . . . . .  46
      7.20   Financial Covenants.. . . . . . . . . . . . . . . . . . . .  47
      7.21   Capital Expenditures. . . . . . . . . . . . . . . . . . . .  48

8.    EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . .  48

9.    FOOTHILL'S RIGHTS AND REMEDIES.. . . . . . . . . . . . . . . . . .  50
      9.1    Rights and Remedies.. . . . . . . . . . . . . . . . . . . .  50
      9.2    Remedies Cumulative.. . . . . . . . . . . . . . . . . . . .  53

10.   TAXES AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . .  53

11.   WAIVERS; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . .  54
      11.1   Demand; Protest; etc. . . . . . . . . . . . . . . . . . . .  54
      11.2   Foothill's Liability for Collateral.. . . . . . . . . . . .  54
      11.3   Indemnification.. . . . . . . . . . . . . . . . . . . . . .  54

12.   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.. . . . . . . . . . . .  56

14.   DESTRUCTION OF BORROWER'S DOCUMENTS. . . . . . . . . . . . . . . .  56

15.   GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . .  56
      15.1   Effectiveness.. . . . . . . . . . . . . . . . . . . . . . .  56
      15.2   Successors and Assigns. . . . . . . . . . . . . . . . . . .  57
      15.3   Section Headings. . . . . . . . . . . . . . . . . . . . . .  57
      15.4   Interpretation. . . . . . . . . . . . . . . . . . . . . . .  57
      15.5   Severability of Provisions. . . . . . . . . . . . . . . . .  57
      15.6   Amendments in Writing.. . . . . . . . . . . . . . . . . . .  57
      15.7   Counterparts; Telefacsimile Execution.. . . . . . . . . . .  57
      15.8   Revival and Reinstatement of Obligations. . . . . . . . . .  58
      15.9   Integration.. . . . . . . . . . . . . . . . . . . . . . . .  58



                SCHEDULES AND EXHIBITS
                ----------------------

Schedules E-1 & 6.12             Eligible Inventory Locations
                                 and Locations of Inventory and Equipment
Schedule P-1                     Permitted Liens
Schedule R-1                     Real Property Collateral
Schedule 5.8                     Direct and Indirect Subsidiaries
                                 and Securities Convertible into
                                 Subsidiary Stock
Schedule 5.10                    Litigation
Schedule 5.13                    ERISA Benefit Plans
Exhibit C-1                      Form of Compliance Certificate

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

      THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of September 29, 1997 between FOOTHILL CAPITAL CORPORATION, a
California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 and Aid Auto Stores, Inc., a Delaware corporation, and Ames Automotive Warehouse, Inc., a New York corporation, jointly and severally, (collectively referred to herein as "Borrower"), with the chief executive office of Borrower located at 275 Grand Boulevard, Westbury, New York 11590.

      The parties agree as follows:

      1.     DEFINITIONS AND CONSTRUCTION.

             1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                    "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                    "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                    "Advances" has the meaning set forth in Section 2.1(a).

                    "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

                   "Agreement" has the meaning set forth in the preamble hereto.

                    "Authorized Person" means any officer or other employee of Borrower.

                    "Average Unused Portion of Maximum Revolving Amount" means, as of any date of determination, (a) the Maximum Revolving Amount, less
(b) the sum of the average Daily Balance of Advances that were outstanding during the immediately preceding month.

                    "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. SS 101 et seq.), as amended, and any successor statute.

                    "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                   "Blocked Account" shall mean a depositary account established pursuant to one of the Blocked Account Agreements.

                    "Blocked Account Agreements" means those certain Blocked Account Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Foothill, each of which is among Borrower, Foothill, and one of the Blocked Account Banks.

                    "Blocked Account Banks" means European American Bank and The Chase Manhattan Bank or such other banks as may be agreed to by Borrower and Foothill from time to time.

                    "Borrower" has the meaning set forth in the preamble to this Agreement.

                    "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                   "Borrowing Base" has the meaning set forth in Section 2.1(a).

                    "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                    "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 40% of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors.

                    "Closing Date" means the date of the first to occur of the making of the initial Advance or the funding of the Term Loan.

                    "Code" means the New York Uniform Commercial Code.

                    "Collateral" means each of the following:

                    (a)   the Accounts,

                    (b)   Borrower's Books,

                    (c)   the Equipment,

                    (d)   the General Intangibles,

                    (e)   the Inventory,

                    (f)   the Negotiable Collateral,

                    (g)   the Real Property Collateral,

                    (h) any money, or other assets of Borrower, including but not limited to periodic payments currently due and past due from franchisees under Aid Auto franchise agreements which payments are in the nature of franchise fees and marketing fees for both multiple store and local store advertising coverage, that now or hereafter come into the possession, custody, or control of Foothill, and

                    (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                    "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Foothill.

                    "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                    "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to Foothill.

                    "Consolidated Current Assets" means, as of any date of determination, the aggregate amount of all current assets of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current assets.

                    "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of all current liabilities of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all Obligations outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

                    "Daily Balance" means the amount of an Obligation owed at the end of a given day.

                    "Deems Itself Insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1-208 of the Code.

                    "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                    "Designated Account" means account number 00351599 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Foothill.

                    "Designated Account Bank" means Bankers Trust, whose office is located at 130 Liberty Street, New York, New York 10006, and whose ABA number is 021001033.

                    "Dilution" means, in each case based upon the experience of the immediately prior three (3) months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts, by (b) Borrower's Collections (excluding extraordinary items) plus the Dollar amount of clause
(a).

                    "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce Foothill's advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of five (5%) percent.

                    "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Foothill.

                    "Dollars or $" means United States dollars.

                    "Early Termination Premium" has the meaning set forth in
Section 3.6.

                    "Eligible Accounts" means those Accounts created by Borrower in the ordinary course of business, that arise out of Borrower's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrower to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in the exercise of Foothill's reasonable commercial judgement in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Accounts shall not include the following:

                    (a) Accounts that the Account Debtor has failed to pay within ninety (90) days of invoice date or Accounts with selling terms of more than sixty (60) days;

                    (b) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

                    (c) Accounts with respect to which the Account Debtor is an employee, Affiliate or agent of Borrower;

                    (d) Accounts which are on a COD basis with Borrower and Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

                    (e) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill in its reasonable credit judgment;

                    (f) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. SS3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

                    (g) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account;

                    (h) Accounts with respect to an Account Debtor other than Pathmark Corporation, whose total obligations owing to Borrower exceed 10% of all Eligible Accounts and Accounts due from Pathmark Corporation which exceed 20% of all Eligible Accounts; provided however that the amount of Accounts from an Account Debtor other than Pathmark Corporation in excess of 10% of all Eligible Accounts and the amount of Accounts from Pathmark Corporation in excess of 20% of all Eligible Accounts may be included in Eligible Accounts up to an aggregate, at any time, of $250,000 provided that the credit quality of any such Account Debtor of such Account is acceptable to Foothill in the exercise of Foothill's reasonable commercial judgement;

                    (i) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                    (j) Accounts the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                    (k) Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

                   (l) Commencing forty-five (45) days after the Closing Date, Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

                    (m) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services;

                    (n) Accounts, obligations and payments owing to Borrower from its franchisees for initial or monthly franchise fee payments or for monthly contributions from franchisees for advertising and promotion costs; and

                    (o) Accounts due from Rickel Home Centers, Inc., Rickel Home Centers, Inc., as Debtor in Possession or any Subsidiary or Affiliate of Rickel Home Centers, Inc.

                    "Eligible Inventory" means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrower's business, that are located at or in-transit between Borrower's premises identified on Schedule E-1, that strictly comply with each and all of the representations and warranties respecting Inventory made by Borrower to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in the exercise of Foothill's reasonable commercial judgement in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's current and historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

                    (a) it is not owned solely by Borrower or Borrower does not have good, valid, and marketable title thereto;

                    (b) it is not located at one of the locations set forth on Schedule E-1 as amended from time to time and as to which Foothill has obtained a validly perfected first priority security interest;

                    (c) it is not located on property owned or leased by Borrower or in a contract warehouse, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

                    (d) it is not subject to a valid and perfected first priority security interest in favor of Foothill;

                    (e) it consists of goods returned or rejected by Borrower's customers and defective goods which in the aggregate exceed $650,000 and goods received for remanufacture, samples or goods in transit;

                    (f) it is obsolete or slow moving, a restrictive or custom item, work-in-process, a component that is not part of finished goods, or constitutes spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory subject to a Lien in favor of any third Person, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment; and

                    (g) it is Inventory located in a Rickel Home Center, Inc. store or location whether directly or indirectly and whether in a leased department or otherwise.

                    "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                    "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. SS 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                    "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                    "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

                    "Event of Default" has the meaning set forth in Section 8.

                    "Existing Lender" means General Electric Credit Corporation.

                    "FEIN" means Federal Employer Identification Number.

                    "Foothill" has the meaning set forth in the preamble to this Agreement.

                    "Foothill Account" has the meaning set forth in Section 2.7.

                    "Foothill Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Foothill; fees or charges paid or incurred by Foothill in connection with Foothill's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral appraisals); real estate surveys, title policies and endorsements, and environmental audits during such time as real property constitutes a portion of the Collateral; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with Borrower or any guarantor; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                    "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                    "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                    "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                    "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                    "Indebtedness" means: (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                    "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                    "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                    "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                    "Inventory Reserves" means reserves (determined from time to time by Foothill in its reasonable discretion exercised in good faith) for the estimated reclamation claims of unpaid sellers of Inventory sold to Borrower.

                    "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                    "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting
Real Property.

                    "Loan Account" has the meaning set forth in Section 2.10.

                    "Loan Documents" means this Agreement, the Disbursement Letter, the Blocked Account Agreements, the Mortgages, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

                   "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the Collateral.

                    "Maximum Amount" means the Maximum Revolving Amount plus the then-outstanding amount of the Term Loan.

                    "Maximum Revolving Amount" means $10,000,000; provided however, Borrower may, once during the term of this Agreement, request in writing at any time after Borrower's perpetual inventory tracking and reporting system and point of sale systems are operational and provided that no Event of Default has occurred and no event or condition exists at the time of such request that is or would with the passage of time become an Event of Default, request that Lender increase the Maximum Revolving Amount to $15,000,000 and upon receipt of such written request, confirmation by Foothill of the satisfaction of the conditions stated herein and payment by Borrower of the Line Increase Fee set forth in Section 2.11(f), the increase in the Maximum Revolving Amount shall be implemented.

                    "Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by Borrower in favor of Foothill, the form and substance of which shall be reasonably satisfactory to Foothill in its reasonable credit judgment, that encumber the Real Property Collateral and the related improvements thereto to be granted at such time as Foothill Deems Itself Insecure or an Event of Default exists and Foothill so requests.

                    "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                    "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the shares of stock of Subsidiaries of Borrower), documents, personal property leases (wherein Borrower is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing.

                    "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                    "Overadvance" has the meaning set forth in Section 2.5.

                    "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Foothill, from Existing Lender respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a termination or release of all of the Liens existing in favor of Existing Lender in and to the properties or assets of Borrower.

                    "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                    "Permitted Liens" means (a) Liens held by Foothill, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases and purchase money Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (i) Liens of or resulting from any judgment or award that would not have a Material Adverse Effect and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured,
(j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgage, as accepted by Foothill, and (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower.

                    "Permitted Protest" means the right of Borrower to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve, established in accordance with GAAP, with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Foothill, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral.

                    "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                    "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

                    "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

                    "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower.

                    "Real Property Collateral" means the parcel or parcels of real property and the related improvements thereto identified on Schedule R-1, and any Real Property hereafter acquired by Borrower.

                    "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                    "Renewal Date" has the meaning set forth in Section 3.4.

                    "Reportable Event" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                    "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                    "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                    "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors
(or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                    "Tangible Net Worth" means, as of any date of determination, the difference of (a) Borrower's total stockholder's equity, minus (b) the sum of: (i) all Intangible Assets of Borrower, (ii) all of Borrower's prepaid expenses, and (iii) all amounts due to Borrower from Affiliates.

                    "Term Loan" has the meaning set forth in Section 2.3.

                  "Voidable Transfer" has the meaning set forth in Section 15.8.

             1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

             1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

             1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

             1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

             1.6 Joint and Several Borrowing. Each of Aid Auto Stores, Inc. and Ames Automotive Warehouse, Inc. agree that for borrowing purposes a separate Borrowing Base shall be calculated for each entity under Section 2.1 of this Agreement. All advances hereunder shall be made to Aid Auto Stores, Inc. as the parent corporation for itself and as agent for Ames Automotive Warehouse, Inc. and Aid Auto Stores, Inc. and Ames Automotive Warehouse, Inc. agree that Aid Auto Stores, Inc. shall be responsible for the allocation and distribution of each advance as is necessary to meet the operating and administrative needs of each company. Each of Aid Auto Stores, Inc. and Ames Automotive Warehouse, Inc. constitutes and appoints Aid Auto Stores, Inc. as its respective agent for borrowing purposes to receive all advances hereunder and that they as an integrated family of companies will allocate and distribute such amounts of each Advance as necessary such that Foothill need only deal with and advance to Aid Auto Stores, Inc.

      2.     LOAN AND TERMS OF PAYMENT.

             2.1    Revolving Advances.

                    (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount, or (ii) the Borrowing Base less the aggregate amount of the Inventory Reserves. For purposes of this Agreement, "Borrowing Base", as of the Closing Date and during the first one hundred eighty (180) days thereafter, shall mean the result of:

                          (x) the lesser of (i) one million five hundred thousand ($1,500,000) Dollars, or (ii) eighty five (85%) percent of Eligible Accounts, less the amount, if any, of the Dilution Reserve, or (iii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding forty-five (45) day period, plus

                          (y) the lowest of (i) sixty five (65%) percent of the value of Eligible Inventory at cost, or (ii) up to ninety (90%) percent of the liquidation value (as determined by an appraiser acceptable to Foothill in the exercise of Foothill's reasonable commercial judgement having performed an Inventory liquidation value appraisal prior to the Closing Date and at Foothill's discretion periodically thereafter but, absent an Event of Default, not more frequently than each three months during each twelve (12) month loan period) of Eligible Inventory, minus

                          (z) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(b).

For purposes of this Agreement, "Borrowing Base", after the one hundred eightieth (180th) day and through the two hundred seventieth (270th) day subsequent to the Closing Date, as of the date of any determination thereof, shall mean the result of:

                         (x) the lesser of (i) one million five hundred thousand ($1,500,000) Dollars, or (ii) eighty five (85%) percent of Eligible Accounts, less the amount, if any, of the Dilution Reserve, or (iii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding forty-five (45) day period, plus

                          (y) the lowest of (i) sixty two and one-half (62.50%) percent of the value of Eligible Inventory at cost, or
             (ii) up to eighty five (85.00%) percent of the liquidation value (as determined by an appraiser acceptable to Foothill in the exercise of Foothill's reasonable commercial judgement having performed an Inventory liquidation value appraisal prior to the Closing Date and at Foothill's discretion periodically thereafter but, absent an Event of Default, not more frequently than each three months during each twelve (12) month loan period) of Eligible Inventory, minus

                          (z) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(b).

For purposes of this Agreement, "Borrowing Base", after the two hundred seventieth (270th) day and through the last day of the twelfth month subsequent to the Closing Date, as of the date of any determination thereof, shall mean the result of:

                          (x) the lesser of (i) one million five hundred thousand ($1,500,000) Dollars, or (ii) eighty five (85%) percent of Eligible Accounts, less the amount, if any, of the Dilution Reserve, or (iii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding forty-five (45) day period, plus

                          (y) the lowest of (i) sixty one and one-quarter (61.25%) percent of the value of Eligible Inventory at cost, or
             (ii) up to eighty two and one-half (82.50%) percent of the liquidation value (as determined by an appraiser acceptable to Foothill in the exercise of Foothill's reasonable commercial judgement having performed an Inventory liquidation value appraisal prior to the Closing Date and at Foothill's discretion periodically thereafter but, absent an Event of Default, not more frequently than each three months during each twelve (12) month loan period) of Eligible Inventory, minus

                          (z) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(b).

For purposes of this Agreement, "Borrowing Base", after the twelfth (12th) month subsequent to the Closing Date, as of the date of any determination thereof, shall mean the result of:

                          (x) the lesser of (i) one million five hundred thousand ($1,500,000) Dollars, or (ii) eighty five (85%) percent of Eligible Accounts, less the amount, if any, of the Dilution Reserve, or (iii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding forty-five (45) day period, plus

                          (y) the lowest of (i) sixty (60%) percent of the value of Eligible Inventory at cost, or (ii) up to eighty (80.00%) percent of the liquidation value (as determined by an appraiser acceptable to Foothill in the exercise of Foothill's reasonable commercial judgement having performed an Inventory liquidation value appraisal prior to the Closing Date and at Foothill's discretion periodically thereafter but, absent an Event of Default, not more frequently than each three months during each twelve (12) month loan period) of Eligible Inventory, minus

                          (z) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(b).

Notwithstanding anything to the contrary contained in this Section 2.1(a), on or after the Closing Date, Foothill, in its sole discretion, may consider, upon Borrower's written request, modifications to the above-referenced Borrowing Base calculation terms as to Eligible Inventory only, utilizing Foothill's experience with such factors as Foothill shall deem appropriate, Borrower's financial performance and the performance of the Collateral.

Notwithstanding anything to the contrary contained above in this Section 2.1(a), Foothill, in its sole discretion, may consider, upon Borrower's written request, temporary seasonal modifications in the nature of increases to the above-referenced Borrowing Base calculation terms as to Eligible Inventory only, utilizing Foothill's experience during the term of this Agreement to the date of such request with such factors as Foothill shall deem appropriate, Borrower's financial performance and results during the term of this Agreement to the date of such request and the performance of the Collateral; provided however that advances against Eligible Inventory shall not at any time exceed ninety (90%) of the liquidation value (as determined by an appraiser acceptable to Foothill in the exercise of Foothill's reasonable commercial judgement having performed an Inventory liquidation value appraisal) and provided further that the charges and costs of any temporary or seasonal modifications are to be established by Foothill in connection with such request. Notwithstanding the foregoing, at no time shall Foothill be obligated, upon Borrower's written request, to modify the Borrowing Base calculation terms.

                    (b) Anything to the contrary in Section 2.1(a) above notwith-standing, Foothill may create reserves against or reduce its advance rates based upon Eligible Accounts or Eligible Inventory without declaring an Event of Default if it determines, reasonably and in good faith, that there has occurred a Material Adverse Change. Foothill agrees to give notice to Borrower within a reasonable period of time of the implementation of reserves created under this Section and the reason for the creation of such reserve.

                    (c) Foothill shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Amount.

                    (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

             2.2    Intentionally Deleted.

             2.3 Term Loan. Foothill has agreed to make a term loan (the "Term Loan") to Borrower in the original principal amount of one hundred seventy five thousand ($175,000) Dollars. The Term Loan shall be repaid in eleven (11) equal monthly installments of principal in the amount of fourteen thousand five hundred eighty three and 33/00 ($14,583.33) Dollars commencing on November 1, 1997 and continuing on the first day of each month thereafter and on October 1, 1998 a payment of the entire remaining principal balance owing on the Term Loan together with all accrued and unpaid interest and any charges in connection with the Term Loan in order for the Term Loan to be paid in full. The outstanding principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Term Loan may be prepaid in whole or in part without penalty or premium at any time during the term of this Agreement with all such prepaid amounts to be applied to the installments due on the Term Loan in the inverse order of their maturity. All amounts outstanding under the Term Loan shall constitute Obligations.

             2.4    Intentionally Deleted.

             2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to Section 2.1 is greater than either the Dollar or percentage limitations set forth in Sections 2.1, (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill to repay Advances outstanding under
Section 2.1.

             2.6    Interest Rates, Payments, and Calculations.

                   (a)   Interest Rate.  Except as provided in clause (c) below,
(i) all Obligations shall bear interest at a per annum rate of one (1.00) percentage point above the Reference Rate.

                    (b)   Intentionally Deleted.

                    (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations shall bear interest at a per annum rate equal to four (4) percentage points above the Reference Rate.

                    (d) Payments. Interest payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest, all Foothill Expenses (as and when incurred), the charges, commissions, fees, and the fees and charges provided for in Section
2.11 (as and when accrued or incurred), and all installments or other payments due under the Term Loan or any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                    (e) Computation. The Reference Rate as of the date of this Agreement is eight and one-half (8.5%) percent. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                    (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

             2.7 Collection of Accounts. Borrower shall at all times maintain Blocked Accounts and, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect thereof to such Blocked Accounts. Borrower, Foothill, and the Blocked Account Banks shall enter into the Blocked Account Agreements, which among other things shall provide for the opening of a Blocked Account for the deposit of Collections at a Blocked Account Bank. Borrower agrees that all Collections and other amounts received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Blocked Account. No Blocked Account Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Blocked Account Agreements, all amounts received in each Blocked Account shall be wired each Business Day into an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill.

             2.8 Crediting Payments; Application of Collections. The receipt of any Collections by Foothill (whether from transfers to Foothill by the Blocked Account Banks pursuant to the Blocked Account Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge Borrower for two (2) Business Days of `clearance' or `float' at the rate set forth in Section 2.6(a) or Section 2.6(c), as applicable, on all Collections that are received by Foothill (regardless of whether forwarded by the Blocked Account Banks to Foothill, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board two (2) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Foothill, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging two (2) Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly.
 Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

             2.9 Designated Account. Foothill is authorized to make the Advances and the Term Loan under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person. Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any Advance requested by Borrower and made by Foothill hereunder shall be made to the Designated Account.

             2.10 Maintenance of Loan Account; Statements of Obligations. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances and the Term Loan made by Foothill to Borrower or for Borrower's account, including, accrued interest, Foothill Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Foothill from Borrower or for Borrower's account, including all amounts received in the Foothill Account from any Blocked Account Bank. Foothill shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements.

             2.11   Fees.  Borrower shall pay to Foothill the following fees:

                    (a) Closing Fee. On the Closing Date, a closing fee of $25,000;

                   (b) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.25% per annum times the Average Unused Portion of the Maximum Revolving Amount.

                   (c) Annual Facility Fee. On each annual anniversary of the Closing Date, an annual facility fee in an amount equal to 0.25% of the Maximum Amount;

                    (d) Financial Examination and Appraisal Fees. Foothill's customary fee of six hundred fifty ($650) Dollars per day per examiner, plus out-of- pocket expenses for each financial analysis and examination (i.e. audits) of Borrower performed by personnel employed by Foothill; Foothill's customary appraisal fee of one thousand five hundred ($1,500) Dollars per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e. audits) of Borrower or to appraise the Collateral (including but not limited to appraisers engaged by Foothill if Foothill elects to conduct, prior to the occurrence of an Event of Default, not more frequently than on a quarterly basis, an appraisal of Borrowers Inventory to determine and report to Foothill as to the liquidation value of such Inventory for Borrowing Base calculation purposes); provided however that the above describedFinancial Examination and Appraisal Fees shall not exceed thirty five thousand ($35,000) Dollars per year plus out of pocket expenditures prior to the occurrence of an Event of Default; and

                    (e) Servicing/Collateral Management Fee. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing/collateral management fee in an amount equal to one thousand five hundred ($1,500.00) Dollars; and

                    (f) Line Increase Fee. Upon Borrower's request for an increase in the Maximum Revolving Amount and Borrower's satisfaction of the conditions thereto, Borrower shall pay to Foothill at the time of the increase in the Maximum Revolving Amount the sum of 0.25% per annum, prorated for the period from the effective date of such increase to the time of payment of the next Annual Facility Fee of the amount of the increase in the Maximum Amount.


      3.     CONDITIONS; TERM OF AGREEMENT.

             3.1 Conditions Precedent to the Initial Advance and the Term Loan. The obligation of Foothill to make the initial Advance and to make the Term Loan is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

                    (a) the Closing Date shall occur on or before September 30, 1997;

                    (b) Foothill shall have received searches reflecting the filing of its financing statements and fixture filings;

                    (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                          a.     the Blocked Account Agreements;

                          b.     the Disbursement Letter;

                       c. the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower; and

                          d. debt subordination agreements from Philip L. Stephen and Werner S. Neuburger.

                    (d) Foothill shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                    (e) Foothill shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                    (f) Foothill shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                    (g) Foothill shall have received certificates of status with respect to Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                  (h) Foothill shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel;

                    (i) Foothill shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Borrower shall be able to obtain utilizing Borrower's best efforts, provided however, that Borrower must produce on the Closing Date Collateral Access Agreements from the Estate of Marvin L. Linder, 1161 Meadowbrook Road, North Merrick, New York 11566 for 275 Grand Boulevard, Westbury, New York 11590 and from Grand Street Realty, LLC, 3 Manhattanville Road, Purchase, New York 10577, pursuant to a lease with Jersey City Aid Auto, Inc. for 428 Grand Street, Jersey City, New Jersey and provided further that Borrower must produce on the Closing Date Collateral Access Agreements from each of the Subsidiaries set forth in
Section 5.16, except for Perfect Choice Automotive Products, Inc. and provided further that Borrower shall provide from each of the Subsidiaries set forth in
Section 5.16, except for Perfect Choice Automotive Products, Inc. a grant of rights to Borrower for each location set forth on Schedule 6.12 which is leased to a Subsidiary set forth in Section 5.16, except for Perfect Choice Automotive Products, Inc.;

                    (j) Foothill shall have received an opinion of Borrower's counsel in form and substance satisfactory to Foothill in its sole discretion;

                    (k) Foothill shall have received appraisals of the Inventory satisfactory to Foothill;

                    (l) Foothill shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                    (m) Borrower shall have unused availability for borrowing of not less than $500,000 on the Closing Date after giving effect to the repayment of Existing Lender, payment of the Closing Fee and payment of all Foothill Expenses associated with the Closing; and

                    (n) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

             3.2 Conditions Precedent to all Advances and the Term Loan. The following shall be conditions precedent to all Advances and the Term Loan hereunder:

                    (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                    (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

                    (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.

             3.3 Condition Subsequent. As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                    (a) within thirty (30) days of the Closing Date, Borrower shall have delivered to Foothill the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel;

                    (b) on or before February 15, 1998, Borrower shall have implemented, installed and have fully operational, to the satisfaction of Foothill utilizing reasonable credit judgment, a point of sale system in each of its locations;

                    (c) on or before February 15, 1998, Borrower shall have implemented, installed and have fully operational, to the satisfaction of Foothill utilizing reasonable credit judgment, a perpetual inventory reporting and tracking system;

                    (d) within thirty (30) days of the Closing Date, Borrower shall have delivered to Foothill all Landlord Waivers and Consents, not delivered on the Closing Date, this requirement being subject however, to Borrower utilizing its best efforts, only, to obtain such Landlord Waivers and Consents;

                    (e) within thirty (30) day of the Closing Date, Borrower shall have delivered to Foothill a writing from United Jersey Bank confirming that UCC filing number 1324448 with the Secretary of State of New Jersey dated 3/6/90 does not apply to Borrower or the Collateral or such other evidence as is reasonably satisfactory to Foothill; and

                    (f) within thirty (30) day of the Closing Date, Borrower shall have delivered to Foothill a writing from Middle Atlantic Warehouse Distributor, Inc. confirming that UCC filing number 96PQ05429 with the Queens County Recorder dated 4/16/96 does not apply to Borrower or the Collateral.

             3.4 Term; Automatic Renewal. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is three (3) years from the Closing Date and automatically shall be renewed for successive one (1) year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement effective on the Renewal Date or on any three year anniversary of the Renewal Date by giving the other party at least 90 days prior written notice. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

             3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated.
If Borrower has sent a notice of termination pursuant to the provisions of
Section 3.4, but fails to pay the Obligations in full on the date set forth in said notice, then Foothill may, but shall not be required to, renew this Agreement for an additional term of three (3) years.

             3.6    Early Termination by Borrower.  The provisions of Section
3.4 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon 90 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations in full, together with a premium (the "Early Termination Premium") equal to one (1%) percent of the Maximum Amount on the Closing Date if termination occurs during the first twenty four (24) months following the Closing Date. There shall be no Early Termination Premium if termination occurs, for any reason, during the twenty fifth (25th) through the thirty sixth (36th) months after the Closing Date. There shall be no Early Termination Premium if Borrower terminates this Agreement due to Foothill's establishment of Reserves which Borrower deems unnecessary, utilizing reasonable commercial standards for the commercial finance industry or in the event that Foothill fails, in the opinion of Borrower utilizing reasonable commercial judgement, to support a material strategic business expansion or acquisition.

             3.7 Termination Upon Event of Default. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

      4.     CREATION OF SECURITY INTEREST.

             4.1 Grant of Security Interest. Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business, Borrower has no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral.

             4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill.

             4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time, after the occurrence of an Event of Default or at any time Foothill Deems Itself Insecure, Foothill or Foothill's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by Borrower.

             4.4 Delivery of Additional Documentation Required. At any time upon the request of Foothill, Borrower shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

             4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or Foothill Deems Itself Insecure, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing or Foothill Deems Itself Insecure, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing or Foothill Deems Itself Insecure, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Foothill Deems Itself Insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

             4.6 Right to Inspect. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

      5.     REPRESENTATIONS AND WARRANTIES.

             In order to induce Foothill to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance made thereafter, as though made on and as of the date of such Advance, (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

             5.1 No Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

             5.2 Eligible Accounts. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

             5.3 Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from defects.

             5.4 Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

             5.5 Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on Schedule 6.12 or otherwise permitted by Section 6.12.

             5.6 Inventory Records. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

             5.7 Location of Chief Executive Office; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Aid Auto Stores, Inc. FEIN is 11-2254654 and Ames Auto Warehouse, Inc. FEIN is 11-2312067.

             5.8    Due Organization and Qualification; Subsidiaries.

                    (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

                    (b) Set forth on Schedule 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and
(iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                    (c) Except as set forth on Schedule 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into orexercisable for capital stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

             5.9    Due Authorization; No Conflict.

                    (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                    (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                    (c) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                    (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                    (e) The Liens granted by Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

           5.10 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on
Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to Borrower, would not have a Material Adverse Change.

           5.11 No Material Adverse Change. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

             5.12 Solvency. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

           5.13 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

             5.14 Environmental Condition. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

             5.15 Franchisees. The following corporations are now or were franchisees of Borrower and are not owned, in whole or in part, by Borrower:
Bay Shore Aid Auto Corp., Pearl River Aid, Inc., Satellite World, Inc., Four Wheel Magician, Inc., Star Totowa, Inc., Ridgefield Auto Parts, Inc., Arthur Kill Auto Center, Inc., Claumer Auto Stores, Inc., Vanette Auto Supplies, Inc., Vittoria Auto Products, Inc., Harmony Distributions, Inc., ASPA Mgmt. Corp. and Autopost II, Inc. Borrower warrants and represents that any uniform commercial code filing or evidence of the grant of a security interest by any of the foregoing are not effective to create in any manner any Lien on any Real Property or any of the Collateral.

             5.16 Subsidiaries. The following corporations are wholly-owned subsidiaries of Borrower and were set up solely for the purpose of entering into leases with landlords of locations of Borrower, and except for holding leasehold interests in real property, they do not have any Accounts, Inventory, Equipment, General Intangibles or other property, real or personal, tangible or intangible:
Aid Flatlands Avenue, Inc., a New York corporation; White Plains Aid, Inc., a New York corporation; Bellmore Aid, Inc., a New York corporation; Bethpage Superstore Aid Auto, Inc., a New York corporation; North Babylon Superstore
Aid Auto, Inc., a New York corporation; Oceanside Superstore Aid Auto, Inc., a New York corporation; Jersey City Aid Auto, Inc., a New Jersey corporation; Hillside Avenue Aid, Inc., a New York corporation; Glen Cove Superstore Aid Auto, Inc., a New York corporation; and Aid 1715 Flatbush, Inc., a New York corporation. Cambria Heights Aid, Inc., a New York corporation, is wholly owned by Philip L. Stephen and was set up solely for the purpose of entering into a lease for one of the locations of Borrower, and except for holding such leasehold interest in real property, it does not have any Accounts, Inventory, Equipment, General Intangibles or other property, real or personal, tangible or intangible. In addition to the foregoing, Perfect Choice Automotive Products, Inc., a New York corporation, is a wholly-owned subsidiary of Borrower, and, except for being the owner of the trademark and Design Trademark PERFECT CHOICE GUARANTEED QUALITY, Perfect Choice Automotive Products, Inc. does not have any Accounts, Inventory, Equipment, General Intangibles or other property, real or personal, tangible or intangible.

             5.17 Borrower Execution of Financing Statements. Borrower warrants, represents, confirms and specifically states that, since June 20, 1997, it has not granted to any Person any security interest in any Collateral and has not executed any Uniform Commercial Code Financing Statements, except in favor of Foothill, in any jurisdiction including, but not limited to, the following:

Secretary of State of
      New Jersey
      New York

      for Aid Auto Stores, Inc.

Clerk of
      Bronx County, New York
      Kings County, New York
      Nassau County, New York
      Queens County, New York
      Richmond County, New York
      Suffolk County, New York
      Westchester County, New York
      Hudson County, New Jersey

      for Aid Auto Stores, Inc.

Secretary of State of
      New Jersey
      New York

      for Ames Automotive Warehouse, Inc.

Clerk of
      Bronx County, New York
      Kings County, New York
      Nassau County, New York
      Queens County, New York
      Richmond County, New York
      Suffolk County, New York
      Westchester County, New York
      Hudson County, New Jersey

      for Ames Automotive Warehouse, Inc.

Secretary of State of
      New Jersey
      New York

      for Perfect Choice Automotive Products, Inc.

Clerk of
      Bronx County, New York
      Kings County, New York
      Nassau County, New York
      Queens County, New York
      Richmond County, New York
      Suffolk County, New York
      Westchester County, New York
      Hudson County, New Jersey

      for Perfect Choice Automotive Products, Inc.


      6.     AFFIRMATIVE COVENANTS.

             Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall do all of the following:

             6.1 Accounting System. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Foothill.
Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.


             6.2 Collateral Reporting. Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a) on each Business Day, a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, (b) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base, and (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill, (c) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement, a summary aging, by vendor, of Borrower's accounts payable and any book overdraft,
(d) on a monthly basis Inventory reports specifying Borrower's cost and the wholesale market value of its Inventory with additional detail showing additions to and deletions from the Inventory, provided that borrowing availability is $200,000 or greater, but if borrowing availability is less than $200,000, Borrower shall be required on a weekly basis, to provide Inventory reports specifying cost and the wholesale market value of its Inventory with additional detail showing additions to and deletions from the Inventory, to the extent available; and provided further, that on the earlier of the implementation of the Borrower's Point of Sale system and the Borrower's perpetual inventory tracking system or February 15, 1998, Borrower shall, on a weekly basis, furnish Inventory reports specifying Borrower's cost and the wholesale market value of its Inventory by category, with additional detail showing additions to and deletions from the Inventory, (e) on each Business
Day, notice of all returns, disputes, or claims, (f) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower, purchase orders and invoices, (g) on a quarterly basis, a detailed list of Borrower's customers and cycle counts of Inventory showing the accuracy of the perpetual inventory reporting system and the quantity and value of the Inventory, (h) on a monthly basis, a calculation of the Dilution for the prior month; and (i) such other reports as to the Collateral or the financial condition of Borrower as Foothill may request from time to time in its reasonable credit judgment. Original sales invoices evidencing daily sales shall be mailed by Borrower to each Account Debtor and, at Foothill's direction after the occurrence of an Event of Default, the invoices shall indicate on their face that the Account has been assigned to Foothill and that all payments are to be made directly to Foothill.

             6.3    Financial Statements, Reports, Certificates.  Deliver to
Foothill: (a) as soon as available, but in any event within 45 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill in the exercise of Foothill's reasonable commercial judgement and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

                    Together with the above, Borrower also shall deliver to Foothill Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Foothill relating to the financial condition of Borrower.

                    Each month, together with the financial statements provided pursuant to Section 6.3(a), Borrower shall deliver to Foothill a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses
(i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action
Borrower has taken, is taking, or proposes to take with respect thereto).

                    Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning Borrower that Foothill may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding Borrower's business affairs and financial conditions.

             6.4 Tax Returns. Deliver to Foothill copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

             6.5    Intentionally Deleted.

             6.6 Returns. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Foothill upon the request of Foothill) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor.

             6.7 Title to Equipment. Upon Foothill's request, Borrower immediately shall deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

             6.8 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

             6.9 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower has made such payments or deposits.

             6.10   Insurance.

                    (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                    (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill may require, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than $5,000,000; and (iii) business rental insurance covering annual receipts for a 12 month period for each parcel of Real Property Collateral.

                   (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of New York. All hazard insurance and such other insurance as Foothill shall specify, shall contain a California Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                    (d) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Foothill prompt notice of any loss covered by such insurance, and Foothill shall have the right to adjust any loss. Foothill shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments.
Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

                    (e) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Foothill is included thereon as additional insured with the loss payable to Foothill under a standard
California 438BFU (NS) Mortgagee endorsement, or its local equivalent.
Borrower immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

             6.11 No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

             6.12 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a Collateral Access Agreement.

             6.13 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Change.

             6.14   Employee Benefits.

                  (a) Promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3
Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                    (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

             6.15 Leases. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

      7.     NEGATIVE COVENANTS.

             Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without Foothill's prior written consent:

             7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                    (a)   Indebtedness evidenced by this Agreement;

                    (b) Indebtedness set forth in the latest financial statements of Borrower submitted to Foothill on or prior to the Closing Date;

                    (c)   Indebtedness secured by Permitted Liens; and

                    (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

             7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of the Real Property and the Real Property Collateral; and create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets other than its Real Property, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens ( including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

             7.3 Restrictions on Fundamental Changes. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

             7.4 Disposal of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets other than sales of Inventory to buyers in the ordinary course of Borrower's business as currently conducted.

             7.5 Change Name. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name.

             7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Foothill.

             7.7 Nature of Business. Make any change in the principal nature of Borrower's business.

             7.8    Prepayments and Amendments.

                    (a)   Except in connection with a refinancing permitted by
Section 7.1(d), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

                    (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d).

             7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

             7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.
             7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

             7.12 Accounting Methods. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or Borrower's financial condition.

             7.13 Investments. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

             7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

             7.15 Suspension. Suspend or go out of a substantial portion of its business.

             7.16  Intentionally Deleted.

             7.17 Use of Proceeds. Use the proceeds of the Advances and the Term Loan made hereunder for any purpose other than (i) on the Closing Date, (y) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (z) to pay transactional costs and expenses incurred in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

             7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

             7.19 No Prohibited Transactions Under ERISA. Directly or indirectly:

                    (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                    (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                    (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                    (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                    (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

                    (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section
412 of the IRC on or before the due date for such installment or other payment;

                    (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                    (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.

             7.20   Financial Covenants.  Fail to maintain:

                    (a) Tangible Net Worth. Tangible Net Worth of at least $4,269,000 as of the fiscal quarter ended December 31, 1997, $4,527,000 as of the fiscal quarter ended March 31,1998, $4,503,000 as of the fiscal quarter ended June 30, 1998, $4,862,000 as of the fiscal quarter ended September 30, 1998 and $4,599,000 as of the fiscal quarter ended December 31, 1998 and at the end of each fiscal quarter thereafter, in each case, measured on a fiscal quarter-end basis until Foothill shall determine, based upon the financial projections provided by Borrower, a new number for Tangible Net Worth; and

                    (b)   Net Earnings From Operations Before Interest, Taxes,
Depreciation and Amortization.   Borrower shall, calculated on a rolling
twelve (12) month basis, maintain Net Earnings From Operations Before Interest, Taxes, Depreciation and Amortization measured at the end of each fiscal quarter of $2,066,000 as of the fiscal quarter ended December 31, 1997, $2,154,000 as of the fiscal quarter ended March 31, 1998, $1,995,000 as of the fiscal quarter ended June 30, 1998, $2,002,000 as of the fiscal quarter ended September 30, 1998 and $1,962,000 as of the fiscal quarter ended December 31, 1998 and at the end of each fiscal quarter thereafter until Foothill shall determine, based upon the financial projections provided by Borrower, a new number for Net Earnings From Operations Before interest, Taxes, Depreciation and Amortization; and

                    (c) Hardparts to Total Inventory. The aggregate dollar value of all hardparts, consisting of truck accessories, suspension parts, body filler and related parts, exhaust parts, brake parts, alernators, starters and cores, valued at the lowest of cost, market or liquidation value (as determined by the quarterly inventory appraisal referred to in Section 2.1(a)) shall at no time be greater than thirty (30%) percent of the value of all Inventory valued at the lowest of cost, market or liquidation value (as determined by the quarterly inventory appraisal referred to in Section 2.1(a)).

             7.21 Capital Expenditures. Make capital expenditures in any fiscal year in excess of $750,000.

        8.     EVENTS OF DEFAULT.

             Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

             8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

             8.2 If Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section 6.2 of this Agreement within five (5) days of the date for such action, or if Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section 6.3, 6.4, 6.7, 6.9,6.12 or 6.15 of this Agreement within fifteen (15) days of the date for such action or if Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in any other provision of Agreement or in any of the Loan Documents, or in any other present or future agreement between Borrower and Foothill;

             8.3    If there is a Material Adverse Change;

             8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

             8.5    If an Insolvency Proceeding is commenced by Borrower;

             8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower;
or (e) an order for relief shall have been issued or entered therein;

             8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

             8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof;

             8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets;

             8.10 If there is a default in any material agreement to which Borrower is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

             8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

             8.12 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn;

             8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding;

             8.14 If Borrower fails to implement, install and have fully operational, to the satisfaction of Foothill, a point of sale system in each of its locations on or before February 15, 1998, provided however, that a violation of this Section will be the basis of an increase in the Interest Rate set forth in Section 2.6(a) to three (3) percentage points above the Reference Rate; or

             8.15 If Borrower fails to implement, install and have fully operational, to the satisfaction of Foothill, a perpetual inventory reporting and tracking system on or before February 15, 1998, provided however, that a violation of this Section will be the basis of an increase in Interest Rate set forth in Section 2.6(a) to three (3) percentage points above the Reference Rate.

      9.     FOOTHILL'S RIGHTS AND REMEDIES.

             9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                    (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                    (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

                    (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

                    (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

                    (e) Cause Borrower to hold all returned Inventory in trust for Foothill, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Foothill;

                    (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                    (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill (including any amounts received in the Blocked Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;

                    (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Foothill, and any amounts received in the Blocked Accounts, to secure the full and final repayment of all of the Obligations;

                    (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Foothill is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                    (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                    (k) Foothill shall give notice of the disposition of the Personal Property Collateral as follows:

                          (1)    Foothill shall give Borrower and each holder of
a security interest in the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                          (2)    The notice shall be personally delivered or
mailed, postage prepaid, to Borrower as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

                          (3)    If the sale is to be a public sale, Foothill
also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                    (l) Foothill may credit bid and purchase at any public sale; and

                    (m) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

      When Foothill Deems Itself Insecure or after the the occurrence of an Event of Default, Foothill may, at its election, require Borrower to grant to
Foothill a Mortgage on the Real Property.   Borrower agrees to grant and
provide such Mortgage promptly upon such request and hereby authorizes Foothill to sign Borrower's name to and file any necessary document to effect the grant of such Mortgage in the event Borrower fails to comply with such request for a period of thirty (30) days after receipt of such request.

             9.2 Remedies Cumulative. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

      10.    TAXES AND EXPENSES.

             If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

      11.    WAIVERS; INDEMNIFICATION.

             11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Borrower may in any way be liable.

             11.2 Foothill's Liability for Collateral. So long as Foothill complies with its obligations, if any, under Section 9-207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

             11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold Foothill, and each of its respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

      12.    NOTICES.

             Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to
 Foothill, as the case may be, at its address set forth below:

             If to Borrower:            Aid Auto Stores, Inc.
                                        275 Grand Boulevard
                                        Westbury, New York 11590-0281
                                        Attn: Philip L. Stephen
                                        Fax No. 516-338-4143


                                        Ames Automotive Warehouse, Inc.
                                        275 Grand Boulevard
                                        Westbury, New York 11590-0281
                                        Attn: Philip L. Stephen
                                        Fax No. 516-338-4143



             with copies to:            Cowan, Liebowitz & Latman, P.C.
                                        1133 Avenue of the Americas
                                        New York, New York 10036-6799
                                        Attn: Lewis R. Cowan, Esq.
                                        Fax No. 212-790-9300

             If to Foothill:            FOOTHILL CAPITAL CORPORATION
                                        60 State Street
                                        Suite 1150
                                        Boston, Massachusetts 02109
                                        Attn:  Business Finance Division Manager
                                        Fax No. 617-722-9493

             The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

      13.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

             THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
(UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN
THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF
NEW YORK. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON
OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF
DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER
AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY
AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED
AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      14.    DESTRUCTION OF BORROWER'S DOCUMENTS.

             All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill
4 months after they are delivered to or received by Foothill, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

      15.    GENERAL PROVISIONS.

             15.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

             15.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

             15.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

             15.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

             15.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

             15.6 Amendments in Writing. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

             15.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

             15.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

             15.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.


             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in New York, New York.


                                 Aid Auto Stores, Inc.,
                                 a Delaware corporation


                              By:/s/ Philip L. Stephen
                                 ----------------------------
                                   Philip L. Stephen
                                   Title: President



                                 Ames Automotive Warehouse, Inc.,
                                 a New York corporation


                              By:/s/Philip L. Stephen
                                 ----------------------------
                                  Philip L. Stephen
                                   Title: President


                                 FOOTHILL CAPITAL CORPORATION,
                                 a California corporation


                            By:/s/ Chris McDonald
                               --------------------------------
                                Chris McDonald
                                 Title:Senior Vice President

                   Schedule E-1 Eligible Inventory Locations and
                 Schedule 6.12 Location of Inventory and Equipment


275 Grand Boulevard
Westbury, New York 11590

42-01 Northern Boulevard
Long Island City, New York 11101

219-02 Linden Boulevard
Cambria Heights, New York 11411

307 Central Avenue
White Plains, New York 10606

7721 Flatlands Avenue
Brooklyn, New York 11236

472 Union Avenue
Brooklyn, New York 11236

2829 Richmond Avenue
Staten Island, New York 10314

8635 18th Avenue
Brooklyn, New York 11229

171 23-25 Hillside Avenue
Jamaica, New York 11432

2726 Merrick Road
Bellmore, New York 11710

160 Hicksville Road
Bethpage, New York 11714

1195 Sunrise Highway
Copiague, New York 11726

1919 Hempstead Turnpike
East Meadow, New York 11554

199 Glen Street
Glen Cove, New York 11542

468 Peninsula Boulevard
Hempstead, New York 11550

1251 Deer Park Avenue
North Babylon, New York 11703

3500 Long Beach Road
Oceanside, New York 11571

246 Rockaway Avenue
Valley Stream, New York 11580

323 Hempstead Turnpike
West Hempstead, New York 11552

440 Rockaway Turnpike
Cedarhurst, New York

428 Grand Street
Jersey City, New Jersey

4026 Boston Post Road
Bronx, New York

2750 Hylan Boulevard
Staten Island, New York 10306

                                SCHEDULE P-1
                              PERMITTED LEINS
-----------------------------------------------------------------------------
Secured Party                  Date        Number         Collateral/Comments
--------------------------   --------   -----------     ---------------------
Wasco Funding Corp.           6/25/96     96PQ09320     Specific Equipment
150 East 58th Street
New York,  NY  10155
-----------------------------------------------------------------------------
Wasco Funding Corp.          12/4/92      251631       Specific Equipment
150 East 58th Street
New York,  NY 10155
-----------------------------------------------------------------------------
Vanguard Financial           12/11/95     247210       Specific Equipment
Service Corp.
1110 North Main Street
Lombard, IL 60148
-----------------------------------------------------------------------------
Wasco Funding Corp.          4/15/96     074720       Specific Equipment
150 East 58th Street
New York,  NY  10155
-----------------------------------------------------------------------------
Exide Corporation           4/24/96      081726      Specific Equipment
645 Penn Street
Reading,  PA 19601
-----------------------------------------------------------------------------
Wasco Funding Corp.         6/24/96      125845      Specific Equipment
150 East 58th Street
New York,  NY  10155
-----------------------------------------------------------------------------
USL Capital Coporation     9/23/96       188063     Specific Equipment
733 Front Street
San Francisco,  CA 94111
-----------------------------------------------------------------------------
Xerox Corporation          9/25/96      190101      Specific Equipment
350 S. Northwest Hwy.
Park Ridge, IL 60068
-----------------------------------------------------------------------------
Caterpillar Financial      11/14/96     226358      Specific Equipment
Services Corporation
10440 Little Patuxent Pkwy.
Columbia,  MD  21044
-----------------------------------------------------------------------------
Wasco Funding Corp.        4/16/96      96PK05000    Specific Equipment
150 East 58th Street
New York,  NY 10155
-----------------------------------------------------------------------------
Wasco Funding Corp.        6/25/96      96PK08286    Specific Equipment
150 East 58th Street
New York,  NY  10155
-----------------------------------------------------------------------------
Wasco Funding Corp.        2/9/93       93-002703    Specific Equipment
150 East 58th Street
New York,  NY 10155
-----------------------------------------------------------------------------
Wasco Funding Corp.        4/16/96      96-005911     Specific Equipment
150 East 58th Street
New York,  NY 10155
-----------------------------------------------------------------------------
Wasco Funding Corp.        7/8/96       96-010036     Specific Equipment
150 East 58th Street
New York,  NY  10155
-----------------------------------------------------------------------------
USL Capital Corporation    9/24/96      96-014153     Specific Equipment
733 Front Street
San Francisco, CA 9411
-----------------------------------------------------------------------------
Xerox Corporation         10/4/96       96-015050     Specific Equipment
350 S. Northwest Hwy.
Park Ridge,  IL 60068
-----------------------------------------------------------------------------
Caterpillar Financial     11/22/96      96-17732      Specific Equipment
Services Corporation
10440 Little Patuxent Pkwy
Columbia,  MD  21044
-----------------------------------------------------------------------------
Wasco Funding Corp.      4/17/96        96-761        Specific Equipment
150 East 58th Street
New York,  NY 10155
-----------------------------------------------------------------------------
Wasco Funding Corp.      6/25/96       96-1291        Specific Equipment
150 East 58th Street
New York,  NY  10155
-----------------------------------------------------------------------------
Wasco Funding Corp.      7/12/96       1708877        Specific Equipment
150 East 58th Street
New York,  NY  10155
-----------------------------------------------------------------------------
Vanguard Financial      12/11/95       95-20512      Specific Equipment
Services Group
1110 North Main Street
Lombard,  IL 60148
-----------------------------------------------------------------------------

                             Schedule R-1 Real Property Collateral

472 Union Avenue, Brooklyn, New York 11236 which property becomes Real Property Collateral at such time as Foothill Deems Itself Insecure or an Event of Default exists and Foothill so requests.

                                Schedule 5.8
                   List of Aid Auto Stores, Inc.  Subsidiaries
                   -------------------------------------------

     1.     Ames Automotive Warehouse, Inc. (N.Y. corp.)
            200 Authorized Shares, no par value
            100% owned by Aid Auto Stores, Inc.

     2.     Perfect Choice Automotive Products, Inc. (N.Y. corp.)
            200 Authorized Shares, no par value
            100% owned by Aid Auto Stores, Inc.

     3.     Aid Flatlands Avenue, Inc. (N.Y. corp.)
            200 Authorized Shares, no par value
            100% owned by Aid Auto Stores, Inc.

     4.     White Plains Aid, Inc. (N.Y. corp.)
            200 Authorized Shares, no par value
            100 shares issued to  Aid Auto Stores, Inc.

     5.     Bellmore Aid, Inc. (N.Y. corp.)
            200 Authorized Shares, no par value
            100% owned by Aid Auto Stores, Inc.

     6.     Bethpage Superstore Aid Auto, Inc. ( N.Y. corp.)
            200 Authorized Shares, no par value
            100% owned by Aid Auto Stores, Inc.

     7.     North Babylon Superstore Aid Auto, Inc. (N.Y. corp.)
            200 Authorized Shares, no par value
            100% owned by Aid Auto Stores, Inc.

     8.     Oceanside Superstore Aid Auto, Inc. ( N.Y. corp.)
            200 Authorized Shares, no par value
            100% owned by Aid Auto Stores, Inc.

     9.     Jersey City Aid Auto, Inc. (N.J. corp.)
            200 Authorized Shares, no par value
            100% owned by Aid Auto Stores, Inc.

    10.     Hillside Avenue AId, Inc. (N.Y. corp.)
            200 Authorized Shares, no par value
            100% owned by Aid Auto Stores, Inc.

    11.     Glen Cove Superstores Aid Auto, Inc. ( N.Y. corp.)
            200 Authorized Shares, no par value
            100% owned by Aid Auto Stores, Inc.

    12.     Aid 1715 Flatbush, Inc. (N.Y. corp.)
            200 Authorized Shares, no par value
            100% owned by Aid Auto Stores, Inc.

     13.    Cambria Heights Aid, Inc. (N.Y. corp.)
            200 Authorized Shares,  no par value
            100% owned by Philip L. Stephen


     There are no securities convertible into subsidiary stock.

                              SCHEDULE 5.10

(a)       Mampe v. Aid Auto Stores, Inc.
          Supreme Court Suffolk County, New York
          Case No. 96/12999
          Answer served on behalf of Patchogue Aid, Inc. who was incorrectly sued as Aid Auto Stores, Inc.

(b) Yakov and Irina Burakovsky v. PJI Inc./Aid Auto Stores, Inc. Civil Court, Hudson County, New Jersey
          Case Number 031360/89
          Stipulation of Dismissal filed 1/25/91

(c)       Frank Santangello v. Aid Auto Stores, Inc.
          Supreme Court Suffolk County, New York
          Case Number 0311773/96
          This case is being handled by Michael F. Manning, Esq., and is covered by insurance under Nuby's Auto, Inc.'s policy.

(d) The following is a list of judgements and pending litigations which appeared on the UCC-1 search performed by Foothill:

          1.     Debtor:    Aid Auto Stores, Inc.
                 Creditor:  M Eagles Tool Warehouse, Inc.
                 Amount:  $2,399.49
                 Venue:   Essex Special Civil Part
                 Judgement No.:  JC00277-6-90
                 Date:    10/11/90

          2.     Debtor:    Star Auto Parts and Newmark Hardware,
                            Inc. d/b/a Aid Auto
                 Creditor:  B.A.P. Automotive Warehouse, Inc.
                 Amount:   $35,000.00
                 Venue:   Essex Superior Court
                 Judgement No.:   J-042255-93
                 Date:    4/26/93

          3.     Defendant: Aid Auto
                 Plaintiff:   ABC Loss & Fire Prevention Corp.
                 Venue:   Essex Special Civil Part
                 Case No.:   SC-00099001-00 SC
                 Date:   5/27/88
                 Amount:   $199.00

          4.     Defendant:   Aid Auto and Joe Terracone
                 Plaintiff:   The Citizen Publishing Inc.
                 Venue:    Union Special Civil Part
                 Case No.:   SC-004-6030-00 DC
                 Date:   7/28/88
                 Amount:   $772.00

                            SCHEDULE  5.13


              A 401k plan is to be instituted in 1998

                                    EXHIBIT C-1
                         (Form of Compliance Certificate)

                               Aid Auto Stores, Inc.
                                275 Grand Boulevard
                             Westbury, New York 11590

                                     and

                           Ames Automotive Warehouse, Inc.
                                  472 Union Avenue
                              Brooklyn, New York 11211



To:   Foothill Capital Corporation
      11111 Santa Monica Boulevard, Suite 1500
      Los Angeles, CA 90025-3333
      Attn:  Business Finance Division Manager


             Re:    Compliance Certificate dated ________________, 199_

Ladies and Gentlemen:

      Reference is made to that certain Loan and Security Agreement, dated as of
         (as the same may from time to time be amended, modified, supplemented or restated, the "Loan Agreement") between *A* ("Borrower") and Foothill Capital Corporation ("Foothill"). The initially capitalized terms used in this Compliance Certificate have the meaning set forth in the Loan Agreement unless specifically defined herein.

      Pursuant to Section 6.3 of the Loan Agreement, the undersigned officer of Borrower hereby certifies that:

             1. The financial information of Borrower furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes, in the case of financial statements delivered under Section 6.3(a) of the Loan Agreement) and fairly presents the financial condition of Borrower.

             2. Such officer has reviewed the terms of the Loan Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrower during the accounting period covered by financial statements delivered pursuant to
Section 6.3 of the Loan Agreement.

             3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrower has taken, is taking or proposes to take with respect thereto.

             4. Borrower is in timely compliance with all representations, warranties, and covenants set forth in the Loan Agreement and the other Loan Documents, except as set forth on Schedule 2 attached hereto. Without limiting the generality of the foregoing, Borrower is in compliance with the covenants contained in Section 7.20 of the Loan Agreement as demonstrated on Schedule 3 hereof.

      IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this________ day of__________________ , 199_.


                                 Aid Auto Stores, Inc.,
                                 a Delaware corporation


                                 By
                                    --------------------------
                                 Name: Philip L. Stephen
                                 Title: President



                                 Ames Automotive Warehouse, Inc.,
                                 a New York corporation


                                 By
                                    -------------------------------------
                                 Name: Philip L. Stephen
                                 Title: President

                                                              Exhibit 23 (a)


                         CONSENT OF INDEPENDENT CERTIFIED
                                PUBLIC ACCOUNTANTS

We have issued our reports dated April 4, 1997, accompanying the consolidated financial statements of Aid Auto Stores, Inc. and Subsidiaries appearing in the 1996 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 1996 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

New York, New York
October 20, 1997